AGREEMENT AND PLAN OF MERGER


                                BETWEEN AND AMONG


                           NU SKIN ENTERPRISES, INC.,

                                 NSC SUB, INC.,

                                 NSG SUB, INC.,

                                 NSM SUB, INC.,

                                 NFB SUB, INC.,

                              NU SKIN CANADA, INC.,

                            NU SKIN GUATEMALA, INC.,

                            NU SKIN GUATEMALA, S.A.,

                              NU SKIN MEXICO, INC.,

                          NU SKIN MEXICO, S.A. de C.V.,

                  NU FAMILY BENEFITS INSURANCE BROKERAGE, INC.,

                                       AND

        THE INDIVIDUAL STOCKHOLDERS WHO EXECUTE THE SIGNATURE PAGE HERETO




                                Dated May 3, 1999

                                TABLE OF CONTENTS
                                                                        Page No.

1.   Definitions.............................................................4

2.   The Mergers............................................................11

     2.1    The Canada Merger...............................................11
     2.2    The Guatemala Merger............................................13
     2.3    The Mexico Merger...............................................15
     2.4    The NFB Merger..................................................17
     2.5    Adjustment to Merger Consideration; Net Liability Difference;
                Disbursement From Escrow....................................19

3.   Dissenting Shares......................................................20

     3.1    Canada Dissenting Shares........................................20
     3.2    Guatemala Dissenting Shares.....................................21
     3.3    Mexico Dissenting Shares........................................23
     3.4    NFB Dissenting Shares...........................................24

4.   Representations and Warranties of the Merged Entities..................25

     4.1    Organization and Qualification..................................25
     4.2    Authorization of Transaction....................................26
     4.3    Non-Contravention...............................................26
     4.4    Brokers' Fees...................................................26
     4.5    Title to Assets.................................................26
     4.6    No Subsidiaries.................................................26
     4.7    Territorial Restrictions........................................26
     4.8    Financial Statements............................................26
     4.9    Events Subsequent to Date of Financial Statements...............27
     4.10   Undisclosed Liabilities.........................................29
     4.11   Legal Compliance; Permits.......................................29
     4.12   Tax Matters.....................................................29
     4.13   Real Property...................................................31
     4.14   Intellectual Property...........................................32
     4.15   Tangible Assets.................................................34
     4.16   Inventory.......................................................34
     4.17   Contracts.......................................................34
     4.18   Suppliers; Vendors; Raw Materials...............................35
     4.19   Notes and Accounts Receivable...................................35
     4.20   Powers of Attorney..............................................36
     4.21   Insurance.......................................................36
     4.22   Litigation......................................................36
     4.23   Product Warranty................................................36

                            TABLE OF CONTENTS cont'd

                                                                        Page No.

     4.24   Product Liability...............................................37
     4.25   Employees.......................................................37
     4.26   Employee Benefits...............................................37
     4.27   Guaranties......................................................38
     4.28   Environmental, Health, and Safety Matters.......................38
     4.29   Capitalization..................................................38
     4.30   Disclosure......................................................41

5.   Representations and Warranties of Nu Skin Enterprises
     and the Merger Subs....................................................41

     5.1    Organization of the Merger Subs.................................41
     5.2    Authorization of Transaction....................................41
     5.3    Non-contravention...............................................41
     5.4    Brokers' Fees...................................................42
     5.5    Disclosure......................................................42

6.   Pre-Closing Covenants..................................................42

     6.1    General.........................................................42
     6.2    Notices, Consents, and Regulatory Approvals.....................42
     6.3    Operation of Business...........................................42
     6.4    Preservation of Business........................................43
     6.5    Full Access.....................................................43
     6.6    Notice of Developments..........................................43
     6.7    Exclusivity.....................................................43

 7.  Conditions to Obligations to Close  ...................................43

     7.1    Conditions to Obligations of  the Merger Subs and
            Nu Skin Enterprises.............................................43
     7.2    Conditions to Obligations of the Merged Entities................44

8.   Termination of Agreement...............................................45

9.   Post-Closing Covenants; Stockholder Representations and Warranties.....46

     9.1    General.........................................................46
     9.2    Litigation Support..............................................46
     9.3    Transition......................................................46
     9.4    Confidentiality.................................................47
     9.5    Modification of Stockholders' Salaries..........................47
     9.6    Non-Competition.................................................47

                            TABLE OF CONTENTS cont'd

                                                                        Page No.

     9.7    Transactions in Shares..........................................48
     9.8    Voting Agreement and Grant of Irrevocable Proxy.................48
     9.9    Non-Solicitation of Employees...................................49
     9.10   Indemnification.................................................50
     9.11   Tax Matters.....................................................52
     9.12   Limitations on Indemnification..................................55
     9.13   Representations and Warranties of the Stockholders..............56
     9.14   Stockholders' Release...........................................57
     9.15   Survival of Representations and Warranties......................57
     9.16   Guatemalan Legal Opinion........................................58

10.  Miscellaneous..........................................................58

     10.1   Press Releases and Public Announcements.........................58
     10.2   No Third-Party Beneficiaries....................................58
     10.3   Entire Agreement................................................58
     10.4   Succession and Assignment.......................................58
     10.5   Counterparts....................................................58
     10.6   Headings........................................................58
     10.7   Notices.........................................................58
     10.8   Governing Law...................................................59
     10.9   Amendments and Waivers..........................................59
     10.10  Severability....................................................59
     10.11  Expenses........................................................59
     10.12  Construction....................................................60
     10.13  Incorporation of Recitals, Exhibits, and Schedules..............60
     10.14  Specific Performance............................................60
     10.15  Submission to Jurisdiction......................................60
     10.16  Recovery of Litigation Costs....................................61

EXHIBITS AND SCHEDULES:

EXHIBIT "A"     --ARTICLES OF MERGER FOR CANADA MERGER
EXHIBIT "B"     --CERTIFICATE OF MERGER FOR GUATEMALA MERGER
EXHIBIT "C"     --CERTIFICATE OF MERGER FOR MEXICO MERGER
EXHIBIT "D"     --ARTICLES OF MERGER FOR NFB MERGER
EXHIBIT "E"     --FINANCIAL STATEMENTS OF NU SKIN CANADA, NU SKIN
                  GUATEMALA, NU SKIN MEXICO, AND NFB
EXHIBIT "F"     --FORM OF LEGAL OPINIONS OF HOLLAND & HART LLP, VON WOBESER
                  Y SIERRA, S.C., AND RODRIQUEZ, ARCHILA, CASTELLANOS, SOLARES Y AGUILAR
EXHIBIT "G"     --FORM OF  LEGAL  OPINION  OF  LEBOEUF,  LAMB,  GREENE  &
                  MACRAE, L.L.P.
EXHIBIT "H"     --INDEMNIFICATION LIMITATION AGREEMENT AND FIRST
                  AMENDMENT TO INDEMNIFICATION LIMITATION AGREEMENT

MERGED ENTITIES DISCLOSURE SCHEDULE
        Section  4.3
        Section  4.5
        Section  4.7
        Section  4.9.10
        Section  4.9.18
        Section  4.9.19
        Section  4.9.21
        Section  4.11
        Section  4.12.1
        Section  4.12.3
        Section  4.12.4
        Section  4.12.9
        Section  4.13.2
        Section  4.14.1
        Section  4.14.3
        Section  4.14.3.4
        Section  4.14.4
        Section  4.17
        Section  4.18
        Section  4.21
        Section  4.22
        Section  4.23
        Section  4.26
        Section  4.29.1
        Section  4.29.2
        Section  4.29.3
        Section  4.29.4
        Section  4.29.5
        Section  4.29.6
        Section  7.1.4

STOCKHOLDERS' DISCLOSURE SCHEDULE
        Section  9.6.1

                          AGREEMENT AND PLAN OF MERGER

        This Agreement and Plan of Merger (the "Agreement") is entered into effective as of May 3, 1999, between and among Nu Skin Enterprises, Inc., a Delaware corporation ("Nu Skin Enterprises"), NSC Sub, Inc., a Utah corporation ("Canada Merger Sub"), NSG Sub, Inc., a Delaware corporation ("Guatemala Merger Sub"), NSM Sub, Inc., a Delaware corporation ("Mexico Merger Sub"), NFB Sub, Inc., a Utah corporation ("NFB Merger Sub"), Nu Skin Canada, Inc., a Utah corporation ("Nu Skin Canada"), Nu Skin Guatemala, S.A., a Guatemalan corporation ("Nu Skin Guatemala, S.A."), domesticated in the State of Delaware as Nu Skin Guatemala, Inc., a Delaware corporation ("Nu Skin Guatemala"), Nu Skin Mexico, S.A. de C.V., a Mexican corporation ("Nu Skin Mexico, S.A. de C.V."), domesticated in the State of Delaware as Nu Skin Mexico, Inc., a Delaware corporation ("Nu Skin Mexico"), Nu Family Benefits Insurance Brokerage, Inc., a Utah corporation ("NFB"), and each of the individual stockholders who execute the signature page hereto (collectively, the "Stockholders" and, individually, a "Stockholder"). Canada Merger Sub, Guatemala Merger Sub, Mexico Merger Sub, and NFB Merger Sub are referred to herein, collectively, as the "Merger Subs" and, individually, as a "Merger Sub." Nu Skin Canada, Nu Skin
Guatemala, Nu Skin Guatemala, S.A., Nu Skin Mexico, Nu Skin Mexico, S.A. de C.V., and NFB are referred to herein, collectively, as the "Merged Entities" and, individually, as a "Merged Entity." Nu Skin Enterprises, the Merger Subs, the Merged Entities, and each of the Stockholders are referred to herein, collectively, as the "Parties" and, individually, as a "Party." Nu Skin USA, Inc., a Delaware corporation ("Nu Skin USA"), is executing this Agreement solely for purposes of Section 9.6 below. All capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings set forth in
Section 1 below.

                                    RECITALS

        A. WHEREAS, the Board of Directors of Nu Skin Enterprises has caused each of Canada Merger Sub, Guatemala Merger Sub, Mexico Merger Sub, and NFB
Merger Sub to be organized as wholly-owned subsidiaries for the purpose of consummating each of the Mergers (as that term is defined in Section 2 below), as set forth below in this Agreement;

        B. WHEREAS, the Board of Directors of Canada Merger Sub desires that Canada Merger Sub be merged with and into Nu Skin Canada (the "Canada Merger"), as set forth in Section 2.1 below, and has declared the Canada Merger to be advisable to Canada Merger Sub and has approved the Canada Merger as set forth below;

        C. WHEREAS, the Board of Directors of Nu Skin Enterprises has, in light of and subject to the terms and conditions set forth herein, (i) determined that
(a) the consideration to be paid by it on behalf of Canada Merger Sub in connection with the Canada Merger is fair to it and to its stockholders and (b) the Canada Merger is otherwise advisable and in the best interests of Canada Merger Sub and Nu Skin Enterprises and its stockholders, and (ii) approved and adopted this Agreement and the transactions contemplated hereby in connection with the Canada Merger;

        D. WHEREAS, the Board of Directors of Nu Skin Canada has, in light of and subject to the terms and conditions set forth herein, (i) determined that
(a) the consideration to be received by it in connection with the Canada Merger is fair to it and to its stockholders and (b) the Canada Merger is otherwise in the best interests of Nu Skin Canada and its stockholders, and (ii) approved and adopted this Agreement and the transactions contemplated hereby and has recommended the approval and adoption by its stockholders of this Agreement and the transactions contemplated hereby in connection with the Canada Merger;

        E. WHEREAS, stockholders of Nu Skin Canada have approved the Canada Merger, as set forth in this Agreement;

        F. WHEREAS, the Board of Directors of Guatemala Merger Sub desires that Guatemala Merger Sub be merged with and into Nu Skin Guatemala and that all of the capital stock of Nu Skin Guatemala, S.A. be transferred by the holders thereof as set forth in Section 2.2 below (the "Guatemala Merger"), and has declared the Guatemala Merger to be advisable to Guatemala Merger Sub and has approved the Guatemala Merger as set forth below;

        G. WHEREAS, the Board of Directors of Nu Skin Enterprises has, in light of and subject to the terms and conditions set forth herein, (i) determined that
(a) the consideration to be paid by it on behalf of Guatemala Merger Sub in connection with the Guatemala Merger is fair to it and to its stockholders and
(b) the Guatemala Merger is otherwise advisable and in the best interests of Guatemala Merger Sub and Nu Skin Enterprises and its stockholders, and (ii) approved and adopted this Agreement and the transactions contemplated hereby and has recommended the approval and adoption of this Agreement and the transactions contemplated hereby in connection with the Guatemala Merger;

        H. WHEREAS, Nu Skin Guatemala is the counterpart of Nu Skin Guatemala, S.A., and Nu Skin Guatemala, Nu Skin Guatemala, S.A., Guatemala Merger Sub, and Nu Skin Enterprises desire that all appropriate filings related to the Guatemala Merger be made in the Country of Guatemala under the Guatemalan Act and in the State of Delaware under the Delaware Act in order to preserve Nu Skin Guatemala, S.A. as a Guatemalan corporation and its domestication in the State of Delaware, as set forth in this Agreement;

        I. WHEREAS, the Boards of Directors of Nu Skin Guatemala and Nu Skin Guatemala, S.A. have, in light of and subject to the terms and conditions set forth herein, (i) determined that (a) the consideration to be received in connection with the Guatemala Merger is fair to them and to their respective stockholders and (b) the Guatemala Merger is otherwise in the best interests of Nu Skin Guatemala and Nu Skin Guatemala, S.A. and their respective stockholders, and (ii) approved and adopted this Agreement and the transactions contemplated hereby and have recommended the approval and adoption by their respective stockholders of this Agreement and the transactions contemplated herein in connection with the Guatemala Merger;

        J. WHEREAS, stockholders of Nu Skin Guatemala and Nu Skin Guatemala, S.A. have approved the Guatemala Merger, as set forth in this Agreement;

        K. WHEREAS, the Board of Directors of Mexico Merger Sub desires that Mexico Merger Sub be merged with and into Nu Skin Mexico and that all of the capital stock of Nu Skin Mexico, S.A. de C.V. be transferred by the holders thereof as set forth in Section 2.3 below (the "Mexico Merger"), and has declared the Mexico Merger to be advisable to Mexico Merger Sub and has approved the Mexico Merger as set forth below;

        L. WHEREAS, the Board of Directors of Nu Skin Enterprises has, in light of and subject to the terms and conditions set forth herein, (i) determined that
(a) the consideration to be paid by it on behalf of Mexico Merger Sub in connection with the Mexico Merger is fair to it and to its stockholders and (b) the Mexico Merger is otherwise advisable and in the best interests of Mexico Merger Sub and Nu Skin Enterprises and its stockholders, and (ii) approved and adopted this Agreement and the transactions contemplated hereby and have recommended the approval and adoption of this Agreement and the transactions contemplated hereby in connection with the Mexico Merger;

        M. WHEREAS, Nu Skin Mexico is the counterpart of Nu Skin Mexico, S.A. de C.V., and Nu Skin Mexico, Nu Skin Mexico, S.A. de C.V., Mexico Merger Sub, and Nu Skin Enterprises desire that all appropriate filings related to the Mexico Merger be made in the Country of Mexico under the Mexican Act and in the State of Delaware under the Delaware Act in order to preserve Nu Skin Mexico, S.A. de C.V. as a Mexican corporation and its domestication in the State of Delaware, as set forth in this Agreement;

        N. WHEREAS, the Boards of Directors of Nu Skin Mexico and Nu Skin Mexico, S.A. de C.V. have, in light of and subject to the terms and conditions set forth herein, (i) determined that (a) the consideration to be received in connection with the Mexico Merger is fair to them and their respective stockholders and (b) the Mexico Merger is otherwise in the best interests of Nu Skin Mexico and Nu Skin Mexico, S.A. de C.V. and their respective stockholders, and (ii) approved and adopted this Agreement and the transactions contemplated hereby and have recommended the approval and adoption by their respective stockholders of this Agreement and the transactions contemplated herein in connection with the Mexico Merger;

        O. WHEREAS, the stockholders of Nu Skin Mexico and Nu Skin Mexico, S.A. de C.V. have approved the Mexico Merger, as set forth in this Agreement;

        P. WHEREAS, the Board of Directors of NFB Merger Sub desires that NFB Merger Sub be merged with and into NFB (the "NFB Merger"), as set forth in
Section 2.4 below, and has declared the NFB Merger to be advisable to NFB Merger Sub and has approved the NFB Merger as set forth below;

        Q. WHEREAS, the Board of Directors of Nu Skin Enterprises has, in light of and subject to the terms and conditions set forth herein, (i) determined that
(a) the consideration to be paid by it on behalf of NFB Merger Sub in connection with the NFB Merger is fair to it and to its stockholders and (b) the NFB Merger is otherwise advisable and in the best interests of NFB and Nu Skin Enterprises and its stockholders, and (ii) approved and adopted this Agreement and the transactions contemplated hereby in connection with the NFB Merger;

        R. WHEREAS, the Board of Directors of NFB has, in light of and subject to the terms and conditions set forth herein, (i) determined that (a) the consideration to be received by it in connection with the NFB Merger is fair to it and to its stockholders and (b) the NFB Merger is otherwise in the best interests of NFB and its stockholders, and (ii) approved and adopted this Agreement and the transactions contemplated hereby and have recommended the approval and adoption by its stockholders of this Agreement and the transactions contemplated hereby in connection with the NFB Merger;

        S. WHEREAS, the stockholders of NFB have approved the NFB Merger, as set forth in this Agreement; and

        T. WHEREAS, Nu Skin Enterprises desires that the Stockholders provide it and each of Canada Merger Sub, Guatemala Merger Sub, Mexico Merger Sub, and NFB Merger Sub with certain representations and warranties and agree to certain covenants, as set forth herein.

        NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:


                                    SECTION 1

                                   DEFINITIONS

1.      Definitions.

        "Acquisition  Documents"  has the  meaning  set forth in Section  9.11.1 below.

        "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

        "Affiliated Group" means any affiliated group within the meaning of Code
Section 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

        "Agreement and Plan of Merger and Reorganization" means the Agreement and Plan of Merger and Reorganization entered into as of May 3, 1999, between and among Nu Skin Enterprises, Big Planet Holdings, Inc., a Delaware corporation, Big Planet, Inc., a Utah corporation, Nu Skin USA, Inc., a Delaware corporation, Richard W. King, Kevin V. Doman, and Nathan W. Ricks.

        "Asset Purchase Agreement" has the meaning set forth in Section 9.6.1 below.

        "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

        "Big 5 Accountant" has the meaning set forth in Section 2.5.2 below.

        "Canada Certificates" has the meaning set forth in Section 3.1.1 below.

        "Canada Closing" has the meaning set forth in Section 2.1.1 below.

        "Canada Closing Date" has the meaning set forth in Section 2.2.2 below.

        "Canada Dissenting Shares" has the meaning set forth in Section 3.1 below.

        "Canada Financial Statements" has the meaning set forth in Section 4.8 below.

        "Canada Merger" has the meaning set forth in Recital B above.

        "Canada Merger Consideration" has the meaning set forth in Section 2.1.7 below.

        "Canada Merger Sub" has the meaning set forth in the preface above.

        "Canada Merger Sub Common" means the Common Stock, $0.001 par value per share, of Canada Merger Sub.

        "Canada  Stockholders  Meeting"  has the  meaning  set forth in  Section
2.1.8.1 below.

        "CERCLA" has the meaning set forth in Section 4.28.5 below.

        "Closing" with respect to any Merger shall mean the consummation of such Merger as provided herein.

        "Closing Agreement" has the meaning set forth in Section 4.12.6 below.

        "Closing Date" with respect to any Merger shall mean the date such Merger is consummated as provided herein.

        "Closing Date Balance Sheet" has the meaning set forth in Section 2.5.2 below.

        "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company Representations" has the meaning set forth in Section 9.14.6 below.

        "Confidential Information" means any and all Intellectual Property (as that term is defined below), business information, confidential information, and other information concerning each Merged Entity that is not already generally available to the public.

        "Delaware Act" means the Delaware General Corporation Law, as amended.

        "Delaware Filing--Canada" has the meaning set forth in Section 2.1.1 below.

        "Delaware Filing--Guatemala" has the meaning set forth in Section 2.2.1 below.

        "Delaware Filing--Mexico" has the meaning set forth in Section 2.3.1 below.

        "Delaware Filing--NFB" has the meaning set forth in Section 2.4.1 below.

        "Delaware Secretary" means the Delaware Secretary of State.

        "Draft  Closing Date Balance Sheet" has the meaning set forth in Section
2.5.1 below.

        "Effective  Time--Canada"  has the  meaning  set forth in Section  2.1.1 below.

        "Effective Time--Guatemala" has the meaning set forth in Section 2.2.1 below.

        "Effective  Time--Mexico"  has the  meaning  set forth in Section  2.3.1 below.

        "Effective Time--NFB" has the meaning set froth in Section 2.4.1 below.

        "Employee Benefit Plan" means any Employee Pension Benefit Plan, Employee Welfare Benefit Plan or any fringe benefit or other retirement, bonus, or incentive plan or program.

        "Employee  Pension  Benefit  Plan"  has the  meaning  set forth in ERISA
Section 3(2).

        "Employee  Welfare  Benefit  Plan"  has the  meaning  set forth in ERISA
Section 3(1).

        "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means each entity that is treated as a single employer with any Merged Entity for purposes of Code Section 414.

        "Escrow" means that certain Escrow established pursuant to the Escrow Agreement.

        "Escrow Agreement" means that certain Escrow Agreement dated March 8, 1999 among Nu Skin Enterprises, Nu Skin USA, Inc., U.S. Bank National Association, and certain of the Stockholders.

        "Financial Statements" has the meaning set forth in Section 4.8 below.

        "First Amendment to Indemnification Limitation Agreement" means that certain first amendment to the Indemnification Limitation Agreement dated as of May 3, 1999 signed by Nu Skin Enterprises, Nu Skin USA, King, Doman, Ricks, and certain other parties.

        "GAAP" means United States generally accepted accounting principles as in effect from time to time.

        "Governing Law" means any law, rule, regulation, constitution, statute, code, injunction, judgement, order, decree, ruling, charge, or other restriction of any Governmental Authority.

        "Governmental Authority" means any government (foreign or domestic, including Canada, Mexico, Guatemala and the United States), governmental agency, body, political subdivision, department, or regulatory authority, or any court or tribunal to which any Party is subject or obligated to make any filing or application or receive any consent or authorization.

        "Guatemalan Act" means the Guatemalan Code of Commerce, as amended.

        "Guatemala  Certificates"  has the  meaning  set forth in Section  3.2.1 below.

        "Guatemala Closing" has the meaning set forth in Section 2.2.1 below.

        "Guatemala  Closing  Date" has the  meaning  set forth in Section  2.2.1 below.

        "Guatemala Dissenting Shares" has the meaning set forth in Section 3.2 below.

        "Guatemala  Financial  Statements"  has the meaning set forth in Section
4.8 below.

        "Guatemala Merger" has the meaning set forth in Recital F above.

        "Guatemala  Merger  Consideration"  has the meaning set forth in Section
2.3.7 below.

        "Guatemala Merger Sub" has the meaning set forth in the preface above.

        "Guatemala Merger Sub Common" means the Common Stock, $0.001 par value per share, of Guatemala Merger Sub.

        "Guatemala  Stockholders  Meeting"  has the meaning set forth in Section
2.2.8.1 below.

        "Hart-Scott-Rodino   Act"   means   the   Hart-Scott-Rodino    Antitrust
Improvement Act of 1976, as amended.

        "Indemnification Limitation Agreement" means the Indemnification Limitation Agreement dated March 8, 1999 entered into by and among Nu Skin Enterprises, Nu Skin United States, Inc., Nu Skin International, Inc., Big Planet Holdings, Inc., Nu Skin USA, Inc., the Managers, and the Stockholders who executed the signature page thereto. Subsequent to the execution of this Agreement, the parties to the Indemnification Limitation Agreement anticipate entering into an Amended and Restated Indemnification Limitation Agreement, which will amend and restate the Indemnification Limitation Agreement to reflect the amendments made thereto by the First Amendment to Indemnification Limitation Agreement.

        "Indemnified Party" has the meaning set forth in Section 9.11.2 below.

        "Independent  Accounting  Firm" has the  meaning  set  forth in  Section
9.12.12 below.

        "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).
        "Knowledge" means actual knowledge after reasonable investigation.

        "Legal   Action"   means  any   action,   suit,   proceeding,   hearing,
investigation, charge, complaint, claim, demand, or notice.

        "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

        "Merged  Entities  Disclosure  Schedule"  has the  meaning  set forth in
Section 4 below.

        "Merger" and "Mergers" have the meanings set forth in Section 2 below.

        "Merger   Consideration"  means  the  aggregate  of  the  Canada  Merger
Consideration, the Guatemala Merger Consideration, the Mexico Merger Consideration, the NFB Merger Consideration, and the $1,800,000 cash distribution previously made to the Stockholders.

        "Merged Entity" and "Merged Entities" have the meanings given such terms in the preface above.

        "Merged  Entities  Indemnities"  has the  meaning  set forth in  Section
9.11.2 below.

        "Mexican Act" means the Mexican Commercial Code, as amended.

        "Mexico Certificates" has the meaning set forth in Section 3.3.1 below.

        "Mexico Closing" has the meaning set forth in Section 2.3.1 below.

        "Mexico Closing Date" has the meaning set forth in Section 2.3.1 below.

        "Mexico Dissenting Shares" has the meaning set forth in Section 3.3 below.

        "Mexico Financial Statements" has the meaning set forth in Section 4.8 below.

        "Mexico Merger" has the meaning set forth in Recital K above.

        "Mexico Merger Consideration" has the meaning set forth in Section 2.3.7 below.

        "Mexico Merger Sub" has the meaning set forth in the preface above.

        "Mexico Merger Sub Common" means the Common Stock, $0.001 par value per share, of Mexico Merger Sub.

        "Mexico  Stockholders  Meeting"  has the  meaning  set forth in  Section
2.3.8.1 below.

        "Multi-employer Plan" has the meaning set forth in ERISA Section 3(37).

        "Net Liabilities" means the excess of the book value of the liabilities of an entity over the book value of the assets of the entity as determined in accordance with GAAP.

        "Net Liability Difference" has the meaning set forth in Section 2.5 below.

        "NFB" has the meaning set forth in the preface above.

        "NFB Certificates" has the meaning set forth in Section 3.4.1 below.

        "NFB Closing" has the meaning set forth in Section 2.4.1 below.

        "NFB Closing Date" has the meaning set forth in Section 2.4.1 below.

        "NFB Common" means the Common Stock, $0.01 par value per share, of NFB.

        "NFB Dissenting Shares" has the meaning set forth in Section 3.4 below.

        "NFB Financial Statements" has the meaning set forth in Section 4.8 below.

        "NFB Merger" has the meaning set forth in Recital P above.

        "NFB Merger Consideration" has the meaning set forth in Section 2.4.7 below.

        "NFB Merger Sub" has the meaning set forth in the preface above.

        "NFB Merger Sub Common" means the Common Stock, $0.001 par value per share, of NFB Merger Sub.

        "NFB Stockholders Meeting" has the meaning set forth in Section 2.4.8.1 below.

        "NSE Indemnities" has the meaning set forth in Section 9.11 below

        "Nu Skin Canada" has the meaning set forth in the preface above.

        "Nu Skin Canada Common" means the Common Stock, $0.01 par value per share, of Nu Skin Canada.

        "Nu Skin Guatemala" has the meaning set forth in the preface above.

        "Nu Skin Guatemala Common" means the Common Stock, $0.174100 par value per share, of Nu Skin Guatemala.

        "Nu Skin Guatemala, S.A." has the meaning set forth in the preface above.

        "Nu Skin Mexico" has the meaning set forth in the preface above.

        "Nu Skin Mexico Common" means the Common Stock, $1.00 par value per share, of Nu Skin Mexico.

        "Nu Skin Mexico, S.A. de C.V." has the meaning set forth in the preface above.

        "Nu Skin USA" has the meaning set forth in the preface above.

        "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

        "Parties" and "Party" have the meanings set forth in the preface above.

        "PBGC" means the Pension Benefit Guaranty Corporation.

        "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

        "Post-Closing  Date Tax  Benefit"  has the  meaning set forth in Section
9.12.9 below.

        "Released Parties" has the meaning set forth in Section 9.15 below.

        "Restricted Period" has the meaning set forth in Section 9.7 below.

        "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

        "Stockholder" and "Stockholders" have the meanings set forth in the preface above.

        "Stockholders  Disclosure Schedule" has the meaning set forth in Section
9.6.1 below.

        "Stockholder Tax Returns" has the meaning set forth in Section 4.12.12 below.

        "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

        "Surviving Canada Corporation" has the meaning set forth in Section 2.1 below.

        "Surviving  Guatemala  Corporation" has the meaning set forth in Section
2.2 below.

        "Surviving Mexico Corporation" has the meaning set forth in Section 2.3 below.

        "Surviving NFB Corporation" has the meaning set forth in Section 2.4 below.

        "SWDA" has the meaning set forth in Section 4.28.5 below.

        "Tax" means any federal, state, county, local, or foreign taxes, charges, fees, levies or other assessments, including all net income, gross receipts, license, payroll, employment, excise, severance, stamp, business and occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, gains, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, ad valorem, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, imposed by any governmental authority including any interest, penalty, or addition thereto, whether disputed or not and any expenses incurred in connection with the determination, settlement or litigation of any tax liability.

        "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities that includes any Merged Entity and any schedule or attachment thereto, and including any amendment thereof.

        "Tax Ruling" has the meaning set forth in Section 4.12.6 below.

        "Third-Party  Claims"  has the  meaning  set forth in  Section  9.11.2.7 below.

        "Utah Act" means the Utah Revised Business Corporation Act, as amended.

        "Utah Division" means the Utah Department of Commerce, Division of Corporations and Commercial Code.

        "Utah Filing--Canada" has the meaning set forth in Section 2.1.1 below.


                                    SECTION 2

                                   THE MERGERS

2. The Mergers. Upon the terms and subject to the conditions of this Agreement, each of the Canada Merger, the Guatemala Merger, the Mexico Merger, and the NFB Merger (collectively, the "Mergers" and, individually, a "Merger") shall be consummated, as follows.

        2.1 The Canada Merger. At the Effective Time--Canada (as that term is defined in Section 2.1.1 below) and upon the terms and subject to the conditions of this Agreement and the Utah Act, Canada Merger Sub shall be merged with and into Nu Skin Canada, whereupon the separate corporate existence of Canada Merger Sub shall cease and Nu Skin Canada shall continue as the surviving corporation under the name "Nu Skin Canada, Inc." (the "Surviving Canada Corporation").

               2.1.1 Effective Time--Canada; Canada Closing; Canada Closing Date. As soon as practicable after the satisfaction or waiver of the conditions set forth in Section 7 below, Nu Skin Canada and Canada Merger Sub will file Articles of Merger with the Utah Division in the form attached hereto as Exhibit "A" and make all other filings or recordings required by the Utah Act in connection with the Canada Merger. The Articles of Merger shall be duly filed with the Utah Division (the "Utah Filing-- Canada") and the Canada Merger shall become effective at 11:59 p.m. on May 31, 1999 (the "Effective Time--Canada"). In connection with the making of the Utah Filing--Canada, a closing (the "Canada Closing") shall be held at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 1000 Kearns Building, 136 South Main Street, Salt Lake City, Utah 84101-1685, or such other place as each Party to the Canada Merger shall agree, for the purpose of confirming the satisfaction or waiver of the conditions set forth in Section 7 below and effecting the closing of the Canada Merger. The date on which the Canada Closing is held is referred to herein as the "Canada Closing Date."

               2.1.2 Effects of the Canada Merger; Subsequent Actions. The Canada Merger shall have the effects set forth in the Utah Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time--Canada, all of the properties, rights, privileges, powers, and franchises of Canada Merger Sub shall vest in the Surviving Canada Corporation, and all debts, liabilities, and duties of Canada Merger Sub shall become the debts, liabilities, and duties of the Surviving Canada Corporation. If, at any time after the Effective Time--Canada, the Surviving Canada Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect, or confirm of record or otherwise in the Surviving Canada Corporation its right, title, or interest in, to, or under any of the rights, properties, or assets of Canada Merger Sub acquired or to be acquired by the Surviving Canada Corporation as a result of or in connection with the Canada Merger, or otherwise to carry out this Agreement or any of the transactions contemplated herein in connection with the Canada Merger, the officers and directors of the Surviving Canada Corporation shall be authorized to execute and deliver, in the name and on behalf of Canada Merger Sub, all such deeds, bills of sale, assignments, and assurances and to take and do, in the name and on behalf of each such corporation or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect, or confirm of record or otherwise any and all right, title, and interest in, to, and under such rights, properties, or assets of the Surviving Canada Corporation or otherwise to carry out this Agreement and the transactions contemplated hereby in connection with the Canada Merger.

               2.1.3 Articles of Incorporation. The Articles of Incorporation of Nu Skin Canada in effect immediately prior to the Effective Time--Canada shall be the Articles of Incorporation of the Surviving Canada Corporation until amended in accordance with the Utah Act or other applicable law.

               2.1.4 Bylaws. The Bylaws of Nu Skin Canada in effect immediately prior to the Effective Time--Canada shall be the Bylaws of the Surviving Canada Corporation until amended in accordance with the Utah Act or other applicable law.

               2.1.5 Directors. The directors of Nu Skin Canada at the Effective Time--Canada shall be the initial directors of the Surviving Canada Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Canada Corporation and until his or her successor is duly elected and qualified.

               2.1.6 Officers. The officers of Nu Skin Canada at the Effective Time--Canada shall be the initial officers of the Surviving Canada Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Canada Corporation and until his or her successor is duly appointed and qualified.

               2.1.7 Conversion of Securities. At the Effective Time--Canada, by virtue of the Canada Merger and without any action on the part of Canada Merger Sub or Nu Skin Canada, or any of their respective stockholders, or any of the holders of any of the following securities, (A) all of the shares of Nu Skin Canada Common issued and outstanding immediately prior to the Effective Time--Canada (excluding any shares held in the treasury of Nu Skin Canada) shall be canceled and converted into the right to receive a total aggregate amount of $200,000, or $0.2000 per share based on the total number of shares outstanding as reflected on the books of Nu Skin Canada, (the "Canada Merger Consideration"), and (B) all of the outstanding shares of Canada Merger Sub Common shall be converted into an aggregate of 100 shares of Nu Skin Canada Common.

               2.1.8 Canada Stockholders Meeting. As soon as practicable after the date of this Agreement, Nu Skin Canada shall in accordance with the Utah Act and any other applicable law:

                    2.1.8.1 establish and give any required notice of a record date for the taking of action by written consent or duly call, give notice of, convene, and hold an annual or special meeting of its stockholders (such action or meeting, the "Canada Stockholders Meeting") for the purpose of considering and taking action upon this Agreement and the transactions contemplated hereby, including the Canada Merger;

                    2.1.8.2 include in any proxy statement delivered to the stockholders of Nu Skin Canada the recommendation of Nu Skin Canada's Board of Directors that the stockholders of Nu Skin Canada vote in favor of the approval and adoption of this Agreement and the transactions contemplated hereby, including the Canada Merger; and

                    2.1.8.3 use its reasonable best efforts to obtain the necessary approvals by its stockholders to this Agreement and the transactions contemplated hereby, including the Canada Merger.

        2.2 The Guatemala Merger. At the Effective Time--Guatemala (as that term is defined in Section 2.2.1 below) and upon the terms and subject to the conditions of this Agreement, the Delaware Act, and the Guatemalan Act, Guatemala Merger Sub shall be merged with and into Nu Skin Guatemala and all of the capital stock of Nu Skin Guatemala, S.A. will be deemed to be automatically transferred simultaneously by the holders thereof to Nu Skin Enterprises (99.98%) and Blake M. Roney (0.02%), whereupon the separate corporate existence of Guatemala Merger Sub shall cease and Nu Skin Guatemala and Nu Skin Guatemala, S.A. shall continue as the surviving corporations under the names "Nu Skin Guatemala, Inc." and "Nu Skin Guatemala, S.A." (collectively, the "Surviving Guatemala Corporation"). The holders of Nu Skin Guatemala, S.A. capital stock will not be entitled to any additional consideration for the transfer of such capital stock as provided herein. The holders of Nu Skin Guatemala, S.A. capital stock will execute such documents and instruments (including, but not limited to, stock powers) to evidence the transfer thereof (as provided by this Section 2.2) as are reasonably requested by Nu Skin Enterprises.

               2.2.1 Effective Time--Guatemala; Guatemala Closing; Guatemala Closing Date. As soon as practicable after the satisfaction or waiver of the conditions set forth in Section 7 below, (a) Nu Skin Guatemala and Guatemala Merger Sub will file a Certificate of Merger with the Delaware Secretary in the form attached hereto as Exhibit "B" and make all other filings or recordings required by the Delaware Act in connection with the Guatemala Merger, and (b) Nu Skin Guatemala, S.A. and Guatemala Merger Sub will file all appropriate documents and instruments with the applicable governmental authorities in the Country of Guatemala in connection with the stock sale referenced in Section 2.2 above and make all other filings or recordings required by the Guatemala Act in connection therewith. The Certificate of Merger shall be duly filed with the Delaware Secretary (the "Delaware Filing--Guatemala") and the Guatemala Merger shall become effective at 11:59 p.m. on May 31, 1999 (the "Effective Time--Guatemala"). In connection with the making of the Delaware Filing--Guatemala, a closing (the "Guatemala Closing") shall be held at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 1000 Kearns Building, 136 South Main Street, Salt Lake City, Utah 84101-1685, or such other place as each Party to the Guatemala Merger shall agree, for the purpose of confirming the satisfaction or waiver of the conditions set forth in Section 7 below and effecting the closing of the Guatemala Merger. The date on which the Guatemala Closing is held is referred to herein as the "Guatemala Closing Date."

               2.2.2 Effects of the Guatemala Merger; Subsequent Actions. The Guatemala Merger shall have the effects set forth under the Delaware Act and the Guatemalan Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time--Guatemala, all of the properties, rights, privileges, powers, and franchises of Guatemala Merger Sub shall vest in the Surviving Guatemala Corporation, and all debts, liabilities, and duties of Guatemala Merger Sub shall become the debts, liabilities, and duties of the Surviving Guatemala Corporation. If, at any time after the Effective Time-- Guatemala, the Surviving Guatemala Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect, or confirm of record or otherwise in the Surviving Guatemala Corporation its right, title, or interest in, to, or under any of the rights, properties, or assets of Guatemala Merger Sub acquired or to be acquired by the Surviving Guatemala Corporation as a result of or in connection with the Guatemala Merger, or otherwise to carry out this Agreement or any of the transactions contemplated herein in connection with the Guatemala Merger, the officers and directors of the Surviving Guatemala Corporation shall be authorized to execute and deliver, in the name and on behalf of Guatemala Merger Sub, all such deeds, bills of sale, assignments, and assurances and to take and do, in the name and on behalf of each such corporation or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect, or confirm of record or otherwise any and all right, title, and interest in, to, and under such rights, properties, or assets of the Surviving Guatemala Corporation or otherwise to carry out this Agreement and the transactions contemplated hereby in connection with the Guatemala Merger.

               2.2.3 Certificate of Incorporation. The Certificate of Incorporation and charter documents of Nu Skin Guatemala in effect immediately prior to the Effective Time--Guatemala shall be the Certificate of Incorporation and charter documents of the Surviving Guatemala Corporation until amended in accordance with the Delaware Act, the Guatemalan Act, or other applicable law.

               2.2.4 Bylaws. The Bylaws of Nu Skin Guatemala in effect immediately prior to the Effective Time--Guatemala shall be the Bylaws of the Surviving Guatemala Corporation until amended in accordance with the Delaware Act, the Guatemalan Act, or other applicable law.

               2.2.5 Directors. The directors of Nu Skin Guatemala at the Effective Time-- Guatemala shall be the initial directors of the Surviving Guatemala Corporation, each to hold office in accordance with the Certificate of Incorporation, Bylaws, and charter documents of the Surviving Guatemala Corporation and until his or her successor is duly elected and qualified.

               2.2.6  Officers.  The  officers  of  Nu  Skin  Guatemala  at  the
Effective Time--Guatemala shall be the initial officers of the Surviving Guatemala Corporation, each to hold office in accordance with the Certificate of Incorporation, Bylaws, and charter documents of the Surviving Guatemala Corporation and until his or her successor is duly appointed and qualified.

               2.2.7 Conversion of Securities. At the Effective Time--Guatemala, by virtue of the Guatemala Merger and without any action on the part of Guatemala Merger Sub, Nu Skin Guatemala, or Nu Skin Guatemala, S.A., or any of their respective stockholders, or any of the holders of any of the following securities, (A) all shares of Nu Skin Guatemala Common issued and outstanding immediately prior to the Effective Time--Guatemala (excluding any shares held in the treasury of Nu Skin Guatemala) shall be canceled and converted into the right to receive an aggregate of $100, or $0.0167 per share based on the total number of shares outstanding as shown on the books of Nu Skin Guatemala, (the "Guatemala Merger Consideration"), payable at the Closing by wire transfer or other immediately available funds, and (B) all of the outstanding Guatemala Merger Sub Common shall be converted into an aggregate of 6,000 shares of Nu Skin Guatemala Common.

               2.2.8 Guatemala Stockholders Meeting. As soon as practicable after the date of this Agreement, Nu Skin Guatemala shall in accordance with the Delaware Act, the Guatemalan Act, and any other applicable law:

                    2.2.8.1 establish and give any required notice of a record date for the taking of action by written consent or duly call, give notice of, convene, and hold an annual or special meeting of its stockholders (such action or meeting, the "Guatemala Stockholders Meeting") for the purpose of considering and taking action upon this Agreement and the transactions contemplated hereby, including the Guatemala Merger;

                    2.2.8.2 include in any proxy statement delivered to the stockholders of Nu Skin Guatemala the recommendation of Nu Skin Guatemala's Board of Directors that the stockholders of Nu Skin Guatemala vote in favor of the approval and adoption of this Agreement and the transactions contemplated hereby, including the Guatemala Merger; and

                    2.2.8.3 use its reasonable best efforts to obtain the necessary approvals by its stockholders to this Agreement and the transactions contemplated hereby, including the Guatemala Merger.

        2.3 The Mexico Merger. At the Effective Time--Mexico (as that term is defined in Section 2.3.1 below) and upon the terms and subject to the conditions of this Agreement, the Delaware Act, and the Mexican Act, Mexico Merger Sub shall be merged with and into Nu Skin Mexico and all of the capital stock of Nu Skin Mexico, S.A. de C.V. will be deemed to be automatically transferred simultaneously by the holders thereof to Nu Skin Enterprises (99.90%) and Blake
M. Roney (0.10%), whereupon the separate corporate existence of Mexico Merger Sub shall cease and Nu Skin Mexico and Nu Skin Mexico, S.A. de C.V. shall continue as the surviving corporations under the names "Nu Skin Mexico, Inc." and "Nu Skin Mexico, S.A. de C.V." (collectively, the "Surviving Mexico Corporation"). The holders of Nu Skin Mexico, S.A. de C.V. capital stock will not be entitled to any additional consideration for the transfer of such capital stock as provided herein. The holders of Nu Skin Mexico, S.A. de C.V. capital stock will execute such documents and instruments (including, but not limited to, stock powers) to evidence the transfer thereof (as provided by this Section 2.3) as are reasonably requested by Nu Skin Enterprises.

               2.3.1 Effective Time--Mexico; Mexico Closing; Mexico Closing Date. As soon as practicable after the satisfaction or waiver of the conditions set forth in Section 7 below, (a) Nu Skin Mexico and Mexico Merger Sub will file a Certificate of Merger with the Delaware Secretary in the form attached hereto as Exhibit "C" and make all other filings or recordings required by the Delaware Act in connection with the Mexico Merger, and (b) Nu Skin Mexico, S.A. de C.V. and Mexico Merger Sub will file all appropriate documents and instruments with the applicable governmental authorities in the Country of Mexico in connection with the stock sale referenced in Section 2.3 above and make all other filings or recordings required by the Mexican Act in connection therewith. The Certificate of Merger shall be duly filed with the Delaware Secretary (the "Delaware Filing--Mexico") and the Mexico Merger shall become effective at 11:59 p.m. on May 31, 1999 (the "Effective Time--Mexico"). In connection with the making of the Delaware Filing--Mexico, a closing (the "Mexico Closing") shall be held at the offices of LeBoeuf,

Lamb, Greene & MacRae, L.L.P., 1000 Kearns Building, 136 South Main Street, Salt Lake City, Utah 84101-1685, or such other place as each Party to the Mexico Merger shall agree, for the purpose of confirming the satisfaction or waiver of the conditions set forth in Section 7 below and effecting the closing of the Mexico Merger. The date on which the Mexico Closing is held is referred to herein as the "Mexico Closing Date."

               2.3.2 Effects of the Mexico Merger; Subsequent Actions. The Mexico Merger shall have the effects set forth under the Delaware Act and the Mexican Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time--Mexico, all of the properties, rights, privileges, powers, and franchises of Nu Skin Mexico shall vest in the Surviving Mexico Corporation, and all debts, liabilities, and duties of Mexico Merger Sub shall become the debts, liabilities, and duties of the Surviving Mexico Corporation. If, at any time after the Effective Time--Mexico, the Surviving Mexico Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect, or confirm of record or otherwise in the Surviving Mexico Corporation its right, title, or interest in, to, or under any of the rights, properties, or assets of Mexico Merger Sub acquired or to be acquired by the Surviving Mexico Corporation as a result of or in connection with the Mexico Merger, or otherwise to carry out this Agreement or any of the transactions contemplated herein in connection with the Mexico Merger, the officers and directors of the Surviving Mexico Corporation shall be authorized to execute and deliver, in the name and on behalf of Mexico Merger Sub, all such deeds, bills of sale, assignments, and assurances and to take and do, in the name and on behalf of each such corporation or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect, or confirm of record or otherwise any and all right, title, and interest in, to, and under such rights, properties, or assets of the Surviving Mexico Corporation or otherwise to carry out this Agreement and the transactions contemplated hereby in connection with the Mexico Merger.

               2.3.3 Certificate of Incorporation. The Certificate of Incorporation and charter documents of Nu Skin Mexico in effect immediately prior to the Effective Time--Mexico shall be the Certificate of Incorporation and charter documents of the Surviving Mexico Corporation until amended in accordance with the Delaware Act, the Mexican Act, or other applicable law.

               2.3.4 Bylaws. The Bylaws of Nu Skin Mexico in effect immediately prior to the Effective Time--Mexico shall be the Bylaws of the Surviving Mexico Corporation until amended in accordance with the Delaware Act, the Mexican Act, or other applicable law.

               2.3.5 Directors. The directors of Nu Skin Mexico at the Effective Time--Mexico shall be the initial directors of the Surviving Mexico Corporation, each to hold office in accordance with the Certificate of Incorporation, Bylaws, and charter documents of the Surviving Mexico Corporation and until his or her successor is duly elected and qualified.

               2.3.6 Officers. The officers of Nu Skin Mexico at the Effective Time--Mexico shall be the initial officers of the Surviving Mexico Corporation, each to hold office in accordance with the Certificate of Incorporation, Bylaws, and charter documents of the Surviving Mexico Corporation and until his or her successor is duly appointed and qualified.

               2.3.7 Conversion of Securities. At the Effective Time--Mexico, by virtue of the Mexico Merger and without any action on the part of Mexico Merger Sub, Nu Skin Mexico, or Nu Skin Mexico, S.A. de C.V., or any of their respective stockholders, or any of the holders of any of the following securities, (A) all outstanding shares of Nu Skin Mexico Common issued and outstanding immediately prior to the Effective Time--Mexico (excluding any shares held in the treasury of Nu Skin Mexico) shall be canceled and converted into the right to receive a total aggregate amount of $100, or $0.1000 per share based on the total number of shares outstanding as reflected on the books of Nu Skin Mexico, (the "Mexico Merger Consideration"), payable at the Closing by wire transfer or other immediately available funds, and (B) all of the outstanding shares of Mexico Merger Sub Common shall be canceled and converted into an aggregate of 1,000 shares of Nu Skin Mexico Common.

               2.3.8 Mexico Stockholders Meeting. As soon as practicable after the date of this Agreement, Nu Skin Mexico shall in accordance with the Delaware Act, the Mexican Act, and any other applicable law:

                    2.3.8.1 establish and give any required notice of a record date for the taking of action by written consent or duly call, give notice of, convene, and hold an annual or special meeting of its stockholders (such action or meeting, the "Mexico Stockholders Meeting") for the purpose of considering and taking action upon this Agreement and the transactions contemplated hereby, including the Mexico Merger;

                    2.3.8.2 include in any proxy statement delivered to the stockholders of Nu Skin Mexico the recommendation of Nu Skin Mexico's Board of Directors that the stockholders of Nu Skin Mexico vote in favor of the approval and adoption of this Agreement and the transactions contemplated hereby, including the Mexico Merger; and

                    2.3.8.3 use its reasonable best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby, including the Mexico Merger.

        2.4 The NFB Merger. At the Effective Time--NFB (as that term is defined in Section 2.4.1 below) and upon the terms and subject to the conditions of this Agreement and the Utah Act, NFB Merger Sub shall be merged with and into NFB, whereupon the separate corporate existence of NFB Merger Sub shall cease and NFB shall continue as the surviving corporation under the name "Nu Family Benefits Insurance Brokerage, Inc." (the "Surviving NFB Corporation").

               2.4.1 Effective Time--NFB; NFB Closing; NFB Closing Date. As soon as practicable after the satisfaction or waiver of the conditions set forth in
Section 7 below, NFB and NFB Merger Sub will file Articles of Merger with the Utah Division in the form attached hereto as Exhibit "D" and make all other filings or recordings required by the Utah Act in connection with the NFB Merger. The Articles of Merger shall be duly filed with the Utah Division (the "Utah Filing--NFB") and the NFB Merger shall become effective at 11:59 p.m. on May 31, 1999 (the "Effective Time--NFB"). In connection with the making of the Utah Filing--NFB, a closing (the "NFB Closing") shall be held at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 1000 Kearns Building, 136 South Main Street, Salt Lake City, Utah 84101-1685, or such other place as each Party to the NFB Merger shall agree, for the purpose of confirming the satisfaction or waiver of the conditions set forth in Section 7 below and effecting the closing of the NFB Merger. The date on which the NFB Closing is held is referred to herein as the "NFB Closing Date."

               2.4.2 Effects of the NFB Merger; Subsequent Actions. The NFB Merger shall have the effects set forth in the Utah Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time--NFB, all of the properties, rights, privileges, powers, and franchises of NFB Merger

Sub shall vest in the Surviving NFB Corporation, and all debts, liabilities, and duties of NFB Merger Sub shall become the debts, liabilities, and duties of the Surviving NFB Corporation. If, at any time after the Effective Time--NFB, the Surviving NFB Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect, or confirm of record or otherwise in the Surviving NFB Corporation its right, title, or interest in, to, or under any of the rights, properties, or assets of NFB Merger Sub acquired or to be acquired by the Surviving NFB Corporation as a result of or in connection with the NFB Merger, or otherwise to carry out this Agreement or any of the transactions contemplated herein in connection with the NFB Merger, the officers and directors of the Surviving NFB Corporation shall be authorized to execute and deliver, in the name and on behalf of NFB Merger Sub, all such deeds, bills of sale, assignments, and assurances and to take and do, in the name and on behalf of each such corporation or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect, or confirm of record or otherwise any and all right, title, and interest in, to, and under such rights, properties, or assets of the Surviving NFB Corporation or otherwise to carry out this Agreement and the transactions contemplated hereby in connection with the NFB Merger.

               2.4.3 Articles of Incorporation. The Articles of Incorporation of NFB in effect immediately prior to the Effective Time--NFB shall be the Articles of Incorporation of the Surviving NFB Corporation until amended in accordance with the Utah Act or other applicable law.

               2.4.4 Bylaws. The Bylaws of NFB in effect immediately prior to the Effective Time- -NFB shall be the Bylaws of the Surviving NFB Corporation until amended in accordance with the Utah Act or other applicable law.

               2.4.5 Directors. The directors of NFB at the Effective Time--NFB shall be the initial directors of the Surviving NFB Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving NFB Corporation and until his or her successor is duly elected and qualified.

               2.4.6 Officers. The officers of NFB at the Effective Time--NFB shall be the initial officers of the Surviving NFB Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving NFB Corporation and until his or her successor is duly appointed and qualified.

               2.4.7 Conversion of Securities. At the Effective Time--NFB, by virtue of the NFB Merger and without any action on the part of NFB Merger Sub or NFB, or any of their respective stockholders, or any of the holders of any of the following securities, (A) all of the outstanding shares of NFB Common issued and outstanding immediately prior to the Effective Time--NFB (excluding any shares held in the treasury of NFB) shall be canceled and converted into the right to receive a total aggregate amount of $100, or $0.0167 per share based on the total number of shares outstanding as reflected on the books of NFB, (the "NFB Merger Consideration"), and (B) all of the outstanding shares of NFB Merger Sub Common shall be canceled and converted into an aggregate of 100 shares of NFB Common.

               2.4.8 NFB Stockholders Meeting. As soon as practicable after the date of this Agreement, NFB shall in accordance with the Utah Act and any other applicable law:

                    2.4.8.1 establish and give any required notice of a record date for the taking of action by written consent or duly call, give notice of, convene, and hold an annual or special meeting of its stockholders (such action or meeting, the "NFB Stockholders Meeting") for the purpose of considering and taking action upon this Agreement and the transactions contemplated hereby, including the NFB Merger;

                    2.4.8.2 include in any proxy statement delivered to the stockholders of Nu Skin NFB the recommendation of NFB's Board of Directors that the stockholders of NFB vote in favor of the approval and adoption of this Agreement and the transactions contemplated hereby, including the NFB Merger; and

                    2.4.8.3 use its reasonable best efforts to obtain the necessary approvals by its stockholders to this Agreement and the transactions contemplated hereby, including the NFB Merger.

        2.5 Adjustment to Merger Consideration; Net Liability Difference; Disbursement From Escrow. The Merger Consideration shall be adjusted as provided in the immediately following sentence. If, after giving effect to the $1,800,000 cash distribution previously made to the Stockholders, the aggregate Net
Liabilities of the Merged Entities, as reflected on their respective balance sheets as of the Closing Date, are greater than $4,000,000 (which excess, if any, is referred to herein as the "Net Liability Difference"), the Merger Consideration shall be adjusted dollar-for-dollar in an amount equal to the Net Liability Difference and Nu Skin Enterprises shall be entitled to an adjustment in the Merger Consideration in an amount equal to the Net Liability Difference. Any adjustment in the Merger Consideration resulting from a Net Liability Difference, as determined in accordance with this Section 2.5, may, in Nu Skin Enterprises' sole discretion, be effected by (i) offsets against the Nu Skin Enterprises Note (as that term is defined in the Agreement and Plan of Merger and Reorganization) or (ii) disbursements of funds from the Escrow Amount (as that term is defined in the Escrow Agreement) in accordance with the Escrow Agreement. Any adjustment to the Merger Consideration resulting from a Net Liability Difference, as determined in accordance with this Section 2.5, shall not be subject to the applicable basket or cap set forth in the Indemnification Limitation Agreement, as amended by the First Amendment to Indemnification Limitation Agreement.

               2.5.1 Draft Closing Date Balance Sheets. Nu Skin Enterprises will prepare and deliver to the Stockholders' representative a draft unaudited consolidated balance sheet (the "Draft Closing Date Balance Sheet") of such Merged Entity as of the Closing Date (determined on a pro forma basis as though the Parties had not consummated the transactions contemplated by this Agreement). Nu Skin Enterprises will prepare the Draft Closing Date Balance Sheet for each Merged Entity in accordance with GAAP applied on a basis consistent with the preparation of such Merged Entity's December 31, 1998 balance sheet; provided, however, that assets, liabilities, gains, losses, revenues, and expenses in interim periods or as of dates other than year-end (which normally are determined through the application of so-called interim accounting conventions or procedures) will be determined, for purposes of each Draft Closing Date Balance Sheet, through full application of the procedures used in preparing such Merged Entity's December 31, 1998 balance sheet.

               2.5.2 Objections to Draft Closing Date Balance Sheets; Appointment of "Big 5" Accounting Firm. If the Stockholders' representative has any objections to a Draft Closing Date Balance Sheet, he or she shall deliver a detailed statement describing the objections to Nu Skin Enterprises within thirty (30) days after receiving the Draft Closing Date Balance Sheet. Nu Skin Enterprises and the Stockholders' representative will then use reasonable efforts to resolve any such objections themselves. If Nu Skin Enterprises and the Stockholders' representative do not agree on a final resolution of such objections within thirty (30) days after Nu Skin Enterprises receives the Stockholder representative's statement describing the objections, Nu Skin Enterprises shall appoint one of the so-called "Big 5" national accounting firms to resolve any remaining objections to the Draft Closing Date Balance Sheet; provided, however, that the "Big 5" accounting firm so appointed shall not at that time be engaged by Nu Skin Enterprises to provide it with auditing services (the "'Big 5' Accountant"). The appointment of the "Big 5" Accountant by Nu Skin Enterprises, as provided by this Section 2.5.2, and the determinations and conclusions of the "Big 5" Accountant pursuant hereto, shall be conclusive and binding upon the Parties. Nu Skin Enterprises will revise the Draft Closing Date Balance Sheet, as appropriate, to reflect the resolution of any objections thereto pursuant to this Section 2.5.2. For purposes of this Agreement, the term "Closing Date Balance Sheet" shall mean the Draft Closing Date Balance Sheet together with any revisions made thereto by Nu Skin Enterprises pursuant to this Section 2.5.2. In the event Nu Skin Enterprises and the Stockholders' representative submits any unresolved objections to the applicable Draft Closing Date Balance Sheet to the "Big 5" Accountant for resolution as provided above in this Section 2.5.2, Nu Skin Enterprises and the Stockholders will share equally the fees and expenses of the "Big 5" Accountant.


                                    SECTION 3

                      DISSENTING SHARES; EXCHANGE OF SHARES

3. Dissenting Shares. Holders of outstanding shares of capital stock in the Merged Entities shall have the rights set forth below in this Section 3.

        3.1 Canada Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Nu Skin Canada Common outstanding immediately prior to the Effective Time--Canada and held by a holder who has not voted in favor of the Canada Merger or consented thereto in writing and who has demanded appraisal for such shares of Nu Skin Canada Common in accordance with the Utah Act ("Canada Dissenting Shares") shall not be canceled and converted pursuant to
Section 2.1.7 above unless such holder fails to perfect or withdraws or otherwise loses his, her, or its right to appraisal under the Utah Act. If such holder fails to perfect or withdraws or loses his, her, or its right to appraisal, such shares of Nu Skin Canada Common shall be treated as if they were not Canada Dissenting Shares and had been canceled and converted as of the Effective Time--Canada pursuant to Section 2.1.7 above.

               3.1.1 Exchange of Certificates. From and after the Effective Time--Canada, Nu Skin Enterprises shall effect the payment of the Canada Merger Consideration upon surrender of certificates that, prior to the Effective Time--Canada, represented shares of Nu Skin Canada Common (the "Canada Certificates"). Upon the surrender of each such Canada Certificate formerly representing shares of Nu Skin Canada Common, Nu Skin Enterprises shall pay the holder of such Canada Certificate the Canada Merger Consideration to be paid to such holder pursuant to Section 2.1.7 above in exchange therefor, and such Canada Certificate shall forthwith be canceled. Until so surrendered and exchanged, each such Canada Certificate (other than Canada Certificates representing Canada Dissenting Shares or shares of Nu Skin Canada Common held by Nu Skin Canada) shall represent solely the right to receive the Canada Merger Consideration into which such certificate may be exchanged pursuant to Section
2.1.7 above. No interest shall be paid or shall accrue on the Canada Merger Consideration. If the Canada Merger Consideration (or any portion thereof) is to be delivered to any Person other than the Person in whose name the Canada Certificate formerly representing shares of Nu Skin Canada Common surrendered in exchange therefor is registered, it shall be a condition to such exchange that the Canada Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such exchange shall pay to Nu Skin Enterprises any transfer or other taxes required by reason of the payment of the Canada Merger Consideration to a Person other than the registered holder of the Canada Certificate surrendered, or shall establish to the satisfaction of Nu Skin Enterprises that such tax has been paid or is not applicable.

                    3.1.1.1 Deposit of Canada Merger Consideration. Nu Skin Enterprises shall hold in trust the Canada Merger Consideration to which holders of shares of Nu Skin Canada Common shall be entitled at the Effective Time--Canada.

               3.1.2 Deliveries. Promptly following the Effective Time--Canada, Nu Skin Enterprises shall deliver to the Surviving Canada Corporation all cash and documents in its possession relating to the transactions described in this Agreement in connection with the Canada Merger. Thereafter, each holder of a Canada Certificate formerly representing a share of Nu Skin Canada Common may surrender such Canada Certificate to the Surviving Canada Corporation and (subject to applicable abandoned property, escheat, and similar laws) receive in exchange therefor the Canada Merger Consideration, without any interest thereon.

               3.1.3 Letter of Transmittal and Instructions. Promptly after the Effective Time-- Canada, the Surviving Canada Corporation will mail to each record holder of Canada Certificates that immediately prior to the Effective Time--Canada represented shares of Nu Skin Canada Common a form of letter of transmittal and instructions for use in surrendering such Canada Certificates and receiving the Canada Merger Consideration in exchange therefor.

               3.1.4 No Transfers After Effective Time--Canada. After the Effective Time-- Canada, there shall be no transfers on the stock transfer books of the Surviving Canada Corporation of any shares of Nu Skin Canada Common. If, after the Effective Time--Canada, Canada Certificates formerly representing shares of Nu Skin Canada Common are presented to the Surviving Canada Corporation, they shall be canceled and exchanged for the Canada Merger Consideration, as provided in this Section 3.3, subject to the Delaware Act and other applicable law in the case of Canada Dissenting Shares.

        3.2 Guatemala Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Nu Skin Guatemala Common outstanding immediately prior to the Effective Time--Guatemala and held by a holder who has not voted in favor of the Guatemala Merger or consented thereto in writing and who has demanded appraisal for such shares of Nu Skin Guatemala Common in accordance with the Delaware Act ("Guatemala Dissenting Shares") shall not be canceled and converted pursuant to Section 2.2.7 above unless such holder fails to perfect or withdraws or otherwise loses his, her, or its right to appraisal under the Delaware Act and the Guatemala Act. If such holder fails to perfect or withdraws or loses his, her, or its right to appraisal, such shares of Nu Skin Guatemala Common shall be treated as if they were not Guatemala Dissenting Shares and had been canceled and converted as of the Effective Time-- Guatemala pursuant to Section 2.2.7 above.

               3.2.1 Exchange of Certificates. From and after the Effective Time--Guatemala, Nu Skin Enterprises shall effect the payment of the Guatemala Merger Consideration upon surrender of certificates that, prior to the Effective Time--Guatemala, represented shares of Nu Skin Guatemala Common and the certificates representing the capital stock of Nu Skin Guatemala, S.A. duly endorsed or accompanied by a duly endorsed stock power (the "Guatemala Certificates"). Upon the surrender of the Guatemala Certificates, Nu Skin Enterprises shall pay the holder of the Guatemala Certificates the Guatemala Merger Consideration to be paid to such holder pursuant to Section 2.2.7 above in exchange therefor, and the Guatemala Certificate that, prior to the Effective Time--Guatemala, represented shares of Nu Skin Guatemala Common, shall forthwith be canceled. Until so surrendered and exchanged, the Guatemala Certificates (other than Guatemala Certificates representing Guatemala Dissenting Shares or shares of Nu Skin Guatemala Common held by Nu Skin Guatemala) shall represent solely the right to receive the Guatemala Merger Consideration into which such certificates may be exchanged pursuant to Section 2.2.7 above. No interest shall be paid or shall accrue on the Guatemala Merger Consideration. If the Guatemala Merger Consideration (or any portion thereof) is to be delivered to any Person other than the Person in whose name the Guatemala Certificate formerly representing shares of Nu Skin Guatemala Common surrendered in exchange therefor is registered, it shall be a condition to such exchange that the Guatemala Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such exchange shall pay to Nu Skin Enterprises any transfer or other taxes required by reason of the payment of the Guatemala Merger Consideration to a Person other than the registered holder of the Guatemala Certificate surrendered, or shall establish to the satisfaction of Nu Skin Enterprises that such tax has been paid or is not applicable.

                    3.2.1.1 Deposit of Guatemala Merger Consideration. Nu Skin Enterprises shall hold in trust the Guatemala Merger Consideration to which holders of shares of Nu Skin Guatemala Common shall be entitled at the Effective Time--Guatemala.

               3.2.2    Deliveries.    Promptly    following    the    Effective
Time--Guatemala, Nu Skin Enterprises shall deliver to the Surviving Guatemala Corporation all cash and documents in its possession relating to the transactions described in this Agreement in connection with the Guatemala Merger. Thereafter, each holder of a Guatemala Certificate formerly representing a share of Nu Skin Guatemala Common may surrender such Guatemala Certificate to the Surviving Guatemala Corporation and (subject to applicable abandoned property, escheat, and similar laws) receive in exchange therefor the Guatemala Merger Consideration, without any interest thereon.

               3.2.3 Letter of Transmittal and Instructions. Promptly after the Effective Time-- Guatemala, the Surviving Guatemala Corporation will mail to each record holder of Guatemala Certificates that immediately prior to the Effective Time--Guatemala represented shares of Nu Skin Guatemala Common a form of letter of transmittal and instructions for use in surrendering such Guatemala Certificates and receiving the Guatemala Merger Consideration in exchange therefor.

               3.2.4 No Transfers After Effective Time--Guatemala. After the Effective Time-- Guatemala, there shall be no transfers on the stock transfer books of the Surviving Guatemala Corporation of any shares of Nu Skin Guatemala Common. If, after the Effective Time--Guatemala, Guatemala Certificates formerly representing shares of Nu Skin Guatemala Common are presented to the Surviving Guatemala Corporation, they shall be canceled and exchanged for the Guatemala Merger Consideration, as provided in this Section 3.3, subject to the Delaware Act, the Guatemala Act, and other applicable law in the case of Guatemala Dissenting Shares.

        3.3 Mexico Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Nu Skin Mexico Common outstanding immediately prior to the Effective Time--Mexico and held by a holder who has not voted in favor of the Mexico Merger or consented thereto in writing and who has demanded appraisal for such shares of Nu Skin Mexico Common in accordance with the Delaware Act ("Mexico Dissenting Shares") shall not be canceled and converted pursuant to
Section 2.3.7 above unless such holder fails to perfect or withdraws or otherwise loses his, her, or its right to appraisal under the Delaware Act. If such holder fails to perfect or withdraws or loses his, her, or its right to appraisal, such shares of Nu Skin Mexico Common shall be treated as if they were not Mexico Dissenting Shares and had been canceled and converted as of the Effective Time--Mexico pursuant to Section 2.3.7 above.

               3.3.1 Exchange of Certificates. From and after the Effective Time--Mexico, Nu Skin Enterprises shall effect the payment of the Mexico Merger Consideration upon surrender of certificates that, prior to the Effective Time--Mexico, represented shares of Nu Skin Mexico Common and the certificates representing the capital stock of Nu Skin Mexico, S.A. de C.V. duly endorsed or accompanied by a duly endorsed stock power (the "Mexico Certificates"). Upon the surrender of the Mexico Certificates, Nu Skin Enterprises shall pay the holder of the Mexico Certificates the Mexico Merger Consideration to be paid to such holder pursuant to Section 2.3.7 above in exchange therefor, and the Mexico Certificate that, prior to the Effective Time--Mexico, represented shares of Nu Skin Mexico Common, shall forthwith be canceled. Until so surrendered and exchanged, the Mexico Certificates (other than Mexico Certificates representing Mexico Dissenting Shares or shares of Nu Skin Mexico Common held by Nu Skin Mexico) shall represent solely the right to receive the Mexico Merger Consideration into which such certificates may be exchanged pursuant to Section
2.3.7 above. No interest shall be paid or shall accrue on the Mexico Merger Consideration. If the Mexico Merger Consideration (or any portion thereof) is to be delivered to any Person other than the Person in whose name the Mexico Certificate formerly representing shares of Nu Skin Mexico Common surrendered in exchange therefor is registered, it shall be a condition to such exchange that the Mexico Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such exchange shall pay to Nu Skin Enterprises any transfer or other taxes required by reason of the payment of the Mexico Merger Consideration to a Person other than the registered holder of the Mexico Certificate surrendered, or shall establish to the satisfaction of Nu Skin Enterprises that such tax has been paid or is not applicable.

                    3.3.1.1 Deposit of Mexico Merger Consideration. Nu Skin Enterprises shall hold in trust the Mexico Merger Consideration to which holders of shares of Nu Skin Mexico Common shall be entitled at the Effective Time--Mexico.

               3.3.2 Deliveries. Promptly following the Effective Time--Mexico, Nu Skin Enterprises shall deliver to the Surviving Mexico Corporation all cash and documents in its possession relating to the transactions described in this Agreement in connection with the Mexico Merger. Thereafter, each holder of a Mexico Certificate formerly representing a share of Nu Skin Mexico Common may surrender such Mexico Certificate to the Surviving Mexico Corporation and (subject to applicable abandoned property, escheat, and similar laws) receive in exchange therefor the Mexico Merger Consideration, without any interest thereon.

               3.3.3 Letter of Transmittal and Instructions. Promptly after the Effective Time-- Mexico, the Surviving Mexico Corporation will mail to each record holder of Mexico Certificates that immediately prior to the Effective Time--Mexico represented shares of Nu Skin Mexico Common a form of letter of transmittal and instructions for use in surrendering such Mexico Certificates and receiving the Mexico Merger Consideration in exchange therefor.

               3.3.4 No Transfers After Effective Time--Mexico. After the Effective Time-- Mexico, there shall be no transfers on the stock transfer books of the Surviving Mexico Corporation of any shares of Nu Skin Mexico Common. If, after the Effective Time--Mexico, Mexico Certificates formerly representing shares of Nu Skin Mexico Common are presented to the Surviving Mexico Corporation, they shall be canceled and exchanged for the Mexico Merger Consideration, as provided in this Section 3.3, subject to the Delaware Act, the Mexican Act, and other applicable law in the case of Mexico Dissenting Shares.

        3.4 NFB Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of NFB Common outstanding immediately prior to the Effective Time--NFB and held by a holder who has not voted in favor of the NFB Merger or consented thereto in writing and who has demanded appraisal for such shares of NFB Common in accordance with the Utah Act ("NFB Dissenting Shares") shall not be canceled and converted pursuant to Section 2.4.7 above unless such holder fails to perfect or withdraws or otherwise loses his, her, or its right to appraisal under the Utah Act. If such holder fails to perfect or withdraws or loses his, her, or its right to appraisal, such shares of NFB Common shall be treated as if they were not NFB Dissenting Shares and had been canceled and converted as of the Effective Time--NFB pursuant to Section 2.4.7 above.

               3.4.1  Exchange  of  Certificates.  From and after the  Effective
Time--NFB, Nu Skin Enterprises shall effect the payment of the NFB Merger Consideration upon surrender of certificates (the "NFB Certificates") that, prior to the Effective Time--NFB, represented shares of NFB Common. Upon the surrender of each such NFB Certificate formerly representing shares of NFB Common, Nu Skin Enterprises shall pay the holder of such NFB Certificate the NFB Merger Consideration to be paid to such holder pursuant to Section 2.4.7 above in exchange therefor, and such NFB Certificate shall forthwith be canceled. Until so surrendered and exchanged, each such NFB Certificate (other than NFB Certificates representing NFB Dissenting Shares or shares of NFB Common held by
NFB) shall represent solely the right to receive the NFB Merger Consideration into which such certificate may be exchanged pursuant to Section 2.4.7 above. No interest shall be paid or shall accrue on the NFB Merger Consideration. If the NFB Merger Consideration (or any portion thereof) is to be delivered to any Person other than the Person in whose name the NFB Certificate formerly representing shares of NFB Common surrendered in exchange therefor is registered, it shall be a condition to such exchange that the NFB Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such exchange shall pay to Nu Skin Enterprises any transfer or other taxes required by reason of the payment of the NFB Merger Consideration to a Person other than the registered holder of the NFB Certificate surrendered, or shall establish to the satisfaction of Nu Skin Enterprises that such tax has been paid or is not applicable.

                    3.4.1.1  Deposit  of  NFB  Merger  Consideration.   Nu  Skin
Enterprises shall hold in trust the NFB Merger Consideration to which holders of shares of NFB Common shall be entitled at the Effective Time--NFB.

               3.4.2 Deliveries. Promptly following the Effective Time--NFB, Nu Skin Enterprises shall deliver to the Surviving NFB Corporation all cash and documents in its possession relating to the transactions described in this Agreement in connection with the NFB Merger. Thereafter, each holder of an NFB Certificate formerly representing a share of NFB Common may surrender such NFB Certificate to the Surviving NFB Corporation and (subject to applicable abandoned property, escheat, and similar laws) receive in exchange therefor the NFB Merger Consideration, without any interest thereon.
               3.4.3 Letter of Transmittal and Instructions. Promptly after the Effective Time-- NFB, the Surviving NFB Corporation will mail to each record holder of an NFB Certificates that immediately prior to the Effective Time--NFB represented shares of NFB Common a form of letter of transmittal and instructions for use in surrendering such NFB Certificates and receiving the NFB Consideration in exchange therefor.

               3.4.4 No Transfers After Effective Time--NFB. After the Effective Time--NFB, there shall be no transfers on the stock transfer books of the Surviving NFB Corporation of any shares of NFB Common. If, after the Effective Time--NFB, NFB Certificates formerly representing shares of NFB Common are presented to the Surviving NFB Corporation, they shall be canceled and exchanged for the NFB Merger Consideration, as provided in this Section 3.4, subject to the Utah Act and other applicable law in the case of NFB Dissenting Shares.


                                    SECTION 4

              REPRESENTATIONS AND WARRANTIES OF THE MERGED ENTITIES

4. Representations and Warranties of the Merged Entities. Each of the respective Merged Entities represents and warrants to each of the respective Merger Subs and to Nu Skin Enterprises that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be true and correct as of the Closing Dates of the respective Mergers (as though made then and as though the Closing Dates of the respective Mergers were substituted for the date of this Agreement throughout this Section 4), except as set forth in the disclosure schedule of the respective Merged Entities attached to this Agreement and initialed by the appropriate Parties (the "Merged Entities Disclosure Schedule"). The Merged Entities Disclosure Schedule will be arranged in Sections corresponding to the numbered paragraphs contained in this Section
4. Nu Skin Enterprises and the Merger Subs shall have the right to rely on the following representations and warranties notwithstanding any investigation or inquiry conducted by them relative to the business of any of the Merged Entities.

        4.1 Organization and Qualification. Nu Skin Canada is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. NFB is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. Nu Skin Guatemala is a Delaware corporation and is in good standing under the laws of the State of Delaware and Nu Skin Guatemala, S.A. is a Guatemalan corporation domesticated in the State of Delaware and is duly organized and validly existing in the Country of Guatemala under the Guatemalan Act. Nu Skin Mexico is a Delaware corporation and is in good standing under the laws of the State of Delaware and Nu Skin Mexico, S.A. de C.V. is a Mexican corporation domesticated in the State of Delaware and is duly organized and validly existing in the Country of Mexico under the Mexican Act. Each Merged Entity (including Nu Skin Guatemala, S.A. and Nu Skin Mexico, S.A. de C.V.) is qualified in each state or jurisdiction in which the nature of its business or assets requires it to be so qualified except to the extent a failure to so qualify would not have a material adverse effect on the business of such Merged Entity.

        4.2 Authorization of Transaction. Each Merged Entity has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the Board of Directors of each Merged Entity has duly authorized the execution, delivery, and performance of this Agreement by such Merged Entity. This Agreement constitutes the valid and legally binding obligation of each Merged Entity, enforceable in accordance with its terms and conditions.

        4.3 Non-Contravention. Except as set forth in Section 4.3 of the Merged Entities Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the respective Merger and the transfers of the capital stock of

Nu Skin Guatemala, S.A. and Nu Skin Mexico, S.A. de C.V. contemplated by Sections 2.2 and 2.3 above, respectively), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Merged Entity is subject or any provision of the charter, bylaws, or similar governing documents of such Merged Entity; or (ii) without the prior specific written approval of Nu Skin Enterprises after the date hereof, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which such Merged Entity is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets); or (iii) without the prior written approval of Nu Skin Enterprises after the date hereof, conflict with or violate or cause the termination or suspension of any license, permit, authority, certificate, or approval issued by any governmental agency or authority and held by such Merged Entity. Except as listed in Section 4.3 of the Merged Entities Disclosure Schedule, such Merged Entity does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or authority in order for it to enter into this Agreement or for the Parties to consummate the transactions contemplated by this Agreement (including the respective Merger).

        4.4 Brokers' Fees. Such Merged Entity has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the respective Merger Sub or Nu Skin Enterprises could become liable or obligated.

        4.5 Title to Assets. Except as set forth in Section 4.5 of the Merged Entities Disclosure Schedule, such Merged Entity has good and marketable title to, a valid leasehold interest in, or license to, the properties and assets used by it in its business, located on its premises, or shown on its Financial Statements or acquired after the date thereof, free and clear of all Security Interests or restrictions on transfer, except for properties and assets disposed of in the Ordinary Course of Business since the date of its Financial Statements. The assets of such Merged Entity as of the date hereof constitute substantially all of the assets necessary to operate the business of such Merged Entity as currently conducted.

        4.6    No Subsidiaries.  The Merged Entities have no Subsidiaries.

        4.7 Territorial Restrictions. Except as set forth in Section 4.7 of the Merged Entities Disclosure Schedule, such Merged Entity is not restricted by any written agreement or understanding with any other Person from carrying on its business anywhere in the world.

        4.8 Financial Statements. Attached hereto as Exhibit "E" are the following financial statements for each Merged Entity: (i) an unaudited balance sheet and unaudited statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended December 31, 1998, and (ii) an unaudited balance sheet and unaudited statements of income, changes in stockholder equity, and cash flow (A) as of and for the three (3) month period ended March 31, 1999 for Nu Skin Guatemala and NFB and (B) as of and for the four (4) month period ended April 30, 1999 for Nu Skin Canada and Nu Skin Mexico (collectively, for each Merged Entity, the "Financial Statements", and, individually, the "Canada Financial Statements," the "Guatemala Financial
Statements," the "Mexico Financial Statements," and the "NFB Financial Statements"). The Financial Statements for each Merged Entity have been prepared in accordance with GAAP (except that they contain no footnotes disclosing information not otherwise disclosed in the Merged Entities Disclosure Schedule and the unaudited statements may be subject to normal and customary adjustments) applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of such Merged Entity as of such dates and the results of the operations of such Merged Entity for such periods, are correct and complete, and are consistent with the books and records of such Merged Entity (which books and records are also correct and complete).

        4.9 Events Subsequent to Date of Financial Statements. Except as otherwise approved in writing by Nu Skin Enterprises, after the date hereof, since March 31, 1999, there has not been any adverse change in the business, financial condition, operations, results of operations, or future prospects of such Merged Entity. Without limiting the generality of the foregoing, since that date:

               4.9.1 such Merged Entity has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, outside the Ordinary Course of Business;

               4.9.2 such Merged Entity has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, or licenses) outside the Ordinary Course of Business involving more than $10,000 individually or $100,000 in the aggregate;

               4.9.3 no Person (including such Merged Entity) has accelerated, terminated, materially modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, or licenses) involving more than $10,000 individually or $100,000 in the aggregate, to which such Merged Entity is a party or by which it is bound;

               4.9.4 such Merged Entity has not imposed any Security Interest upon any of its assets, tangible or intangible;

               4.9.5 such Merged Entity has not made any capital expenditure (or series of related capital expenditures) outside the Ordinary Course of Business and involving more than $10,000 individually or $100,000 in the aggregate;

               4.9.6 such Merged Entity has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, or acquisitions) outside the Ordinary Course of Business and involving more than $10,000 individually or $100,000 in the aggregate;

               4.9.7 such Merged Entity has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligations either involving more than $10,000 individually or $100,000 in the aggregate;

               4.9.8 such Merged Entity has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

               4.9.9 such Merged Entity has not canceled, compromised, waived, or released any right or claim (or series of related rights or claims) outside the Ordinary Course of Business and involving more than $10,000 individually or $100,000 in the aggregate;

               4.9.10 except as described in Section 4.9.10 of the Merged Entities Disclosure Schedule, such Merged Entity has not granted any license or sublicense of any rights under or with respect to any Intellectual Property outside the Ordinary Course of Business;

               4.9.11 there has been no change made or authorized in the Certificate or Articles of Incorporation (as appropriate) or Bylaws of such Merged Entity;

               4.9.12 such Merged Entity has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

               4.9.13 such Merged Entity has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

               4.9.14 such Merged Entity has not experienced any damage, destruction, or loss (whether or not covered by insurance) to any of its assets or property in excess of $20,000;

               4.9.15 such Merged Entity has not made any loan to, or entered into any other transaction with, any of its directors, officers, or employees outside the Ordinary Course of Business;

               4.9.16 such Merged Entity has not entered into any employment contract or collective bargaining agreement (whether written or oral), or modified the terms of any existing such contract or agreement;

               4.9.17 such Merged Entity has not granted any increase in the base compensation of any of its directors, officers, or employees outside the Ordinary Course of Business;

               4.9.18 except as set forth in Section 4.9.18 of the Merged Entities Disclosure Schedule, such Merged Entity has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, or employees (or taken any such action with respect to any other Employee Benefit Plan);

               4.9.19 except as set forth in Section 4.9.19 of the Merged Entities Disclosure Schedule, no officer of such Merged Entity has received an increase in salary in excess of $5,000;

               4.9.20 such Merged Entity has not made or pledged to make any material charitable or other capital contribution;

               4.9.21 except as disclosed in Section 4.9.21 of the Merged Entities Disclosure Schedule, there has not been any other occurrence, event, incident, action, failure to act, or transaction involving such Merged Entity that has had or that could reasonably be expected to have a material adverse effect on the business of such Merged Entity; and

               4.9.22 such Merged Entity has not committed to any of the foregoing.

        4.10 Undisclosed Liabilities. Such Merged Entity has no Liability (and there is no Basis for any present or, to its Knowledge, future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i) Liabilities set forth on the face of the balance sheet included in the respective Merged Entity's Financial Statements (rather than in any notes thereto), and (ii) Liabilities that have arisen after March 31, 1999 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

        4.11 Legal Compliance; Permits. Except for any failures to comply that individually or in the aggregate would not have a material adverse effect on the business of the Merged Entity, such Merged Entity and its predecessors and Affiliates have complied in all respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all federal, state, local, and foreign governments (and all agencies thereof), and with the terms and conditions of all material licenses, permits, certificates, approvals, and authorities issued by any governmental agency or authority, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. Except as disclosed in Section 4.11 of the Merged Entities Disclosure Schedule, such Merged Entity has obtained and currently possesses all material licenses, permits, certificates, authorities and approvals necessary to operate its business as currently conducted. Subject to receipt of the approvals noted in
Section 4.11 of the Merged Entities Disclosure Schedule, all such licenses, permits, certificates, approvals, and authorities will be validly transferred to the respective Merger Sub in connection with the respective Merger.

        4.12   Tax Matters.

               4.12.1 Such Merged Entity has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. Except for taxes that will be due and owing for calendar year 1999, all Taxes due and owed by such Merged Entity have been paid. Except as set forth in Section 4.12.1 of the Merged Entities Disclosure Schedule, such Merged Entity currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by any taxing authority in a jurisdiction where such Merged Entity does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets or properties of such Merged Entity that arose in connection with any failure (or alleged failure) to pay any Tax.

               4.12.2 Such Merged Entity has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third-party.

               4.12.3 Except as set forth in Section 4.12.3 of the Merged Entities Disclosure Schedule, neither such Merged Entity nor any of its employees responsible for Tax matters expects any taxing authority to assess any additional Taxes for any period for which Tax Returns have been filed. Except as set forth in Section 4.12.3 of the Merged Entities Disclosure Schedule, there is no dispute or claim concerning any Tax Liability of such Merged Entity either
(i) claimed or raised by any taxing authority in writing or (ii) as to which any of such Merged Entity and the directors and officers (and employees responsible for Tax matters) of such Merged Entity has Knowledge based upon personal contact with any agent of such taxing authority. Such Merged Entity has delivered to the respective Merger Sub and to Nu Skin Enterprises correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by such Merged Entity since January

1, 1998. Except as set forth in Section 4.12.3 of the Merged Entities Disclosure Schedule, none of such Merged Entity's Tax Returns are the subject of an audit.

               4.12.4 Except as set forth in Section 4.12.4 of the Merged Entities Disclosure Schedule, such Merged Entity has not waived any statute of limitations for the assessment of any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               4.12.5 No power of attorney currently in force has been granted by such Merged Entity concerning any Tax matter.

               4.12.6 Such Merged Entity has not received a Tax Ruling (as that term is defined below) or entered into a Closing Agreement (as that term is defined below) with any taxing authority that would have a continuing adverse effect after the Closing Date for the respective Merger. "Tax Ruling" shall mean a written ruling of a taxing authority relating to Taxes. "Closing Agreement" shall mean a written and legally binding agreement with a taxing authority relating to Taxes.

               4.12.7 Except as set forth below in this Section 14.2.7, the unpaid Taxes of such Merged Entity (i) did not, as of March 31, 1999, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet included in the respective Merged Entity's Financial Statements (rather than in any notes thereto), and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date of the respective Merger in accordance with the past custom and practice of such Merged Entity in filing its Tax Returns; provided, however, that Nu Skin Canada has not made any accrual for unpaid Taxes on the Canada Financial Statements.

               4.12.8 Such Merged Entity is not a party to any Tax allocation or sharing agreement. Such Merged Entity (i) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return, or (ii) has no Liability for the Taxes of any Person (other than such Merged Entity) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

               4.12.9 Such Merged Entity has made a timely election to be treated for Federal income tax purposes as an "S Corporation" within the meaning of Section 1361 of the Code and has made an equivalent election for purposes of the Taxes imposed by each state named in Section 4.12.9 of the Merged Entities Disclosure Schedule. Such Merged Entity has qualified for all such taxable periods as an "S Corporation" within the meaning of Section 1361 of the Code.

               4.12.10 Such Merged Entity has not been subject to Federal income tax other than as an "S Corporation" as defined in Section 1361 of the Code of the Code and has been taxable as an "S Corporation" within the meaning of
Section 1361 of the Code for Federal income tax purposes and corresponding state and local income tax purposes.

               4.12.11 Such Merged Entity is not subject to any Taxes imposed by
Section 1374 of the Code or any comparable provision under state or local tax law.

               4.12.12 During the period in which such Merged Entity has elected to be treated as an "S Corporation" for Federal income tax purposes, each Stockholder of such Merged Entity, has duly and

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timely  filed  all  tax  reports  and  returns  required  to be  filed  by  them
("Stockholder Tax Returns"). All such Stockholder Tax Returns were consistent with the Tax Returns filed by such Merged Entity.

        4.13   Real Property.

               4.13.1 Such Merged Entity does not now own and has never owned any real property.

               4.13.2 Section 4.13.2 of the Merged Entities Disclosure Schedule lists and describes briefly all real property leased or subleased to such Merged Entity. Such Merged Entity has delivered to the respective Merger Sub and to Nu Skin Enterprises correct and complete copies of the leases and subleases listed in Section 4.13.2 of the Merged Entities Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4.13.2 of the Merged Entities Disclosure Schedule:

                    4.13.2.1 the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

                    4.13.2.2 the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the respective Merger) subject to receipt of any required third-party consents or approvals disclosed in Section 4.13.2 or Section 4.17 of the Merged Entities Disclosure Schedule;

                    4.13.2.3 the Merged Entity is not, and to its Knowledge no other party to the lease or sublease is, in breach or default thereunder, and no event has occurred that, with notice or lapse of time, would constitute a breach or default by such party or permit termination, modification, or acceleration thereunder;

                    4.13.2.4 the Merged Entity is not, and to its Knowledge no other party to the lease or sublease has, repudiated any provision thereof;

                    4.13.2.5  there  are  no  disputes,   oral  agreements,   or
forbearance programs in effect as to the lease or sublease;

                    4.13.2.6 such Merged Entity has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

                    4.13.2.7 all facilities leased or subleased have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation of the business of the respective Merged Entity and have been operated and maintained in accordance with all applicable laws, rules, and regulations.

        4.14   Intellectual Property.

               4.14.1 Such Merged Entity owns free of encumbrances or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the business of such Merged Entity as presently conducted and as presently proposed to be conducted. Except as set forth in Section 4.14 of the Merged Entities Disclosure Schedule, each item of Intellectual Property

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



owned or used by such Merged Entity immediately prior to the Closing of the respective Merger will be owned or available for use by such Merged Entity on identical terms and conditions immediately subsequent to such Closing. Such Merged Entity has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses.

               4.14.2 Such Merged Entity has not infringed upon, misappropriated, or otherwise violated any Intellectual Property rights of third parties, and none of such Merged Entity or its directors and officers (or employees with responsibility for Intellectual Property matters) has ever received any charge, complaint, claim, demand, or notice alleging any such infringement, misappropriation, or violation (including any claim that such Merged Entity must license or refrain from using any Intellectual Property rights of any third-party). To the Knowledge of such Merged Entity, no third-party has infringed upon, misappropriated, or otherwise violated any Intellectual Property rights of such Merged Entity.

               4.14.3 Section 4.14.3 of the Merged Entities Disclosure Schedule identifies each patent or registration that has been issued to such Merged Entity with respect to any of its Intellectual Property, identifies each pending patent application or application for registration that such Merged Entity has made with respect to any of its Intellectual Property, and identifies each material license, agreement, or other permission that such Merged Entity has granted to any Third-Party with respect to any of its Intellectual Property (together with any exceptions thereto). Such Merged Entity has delivered or has made available or will make available to the respective Merger Sub and to Nu Skin Enterprises correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available or will make available to the respective Merger Sub and Nu Skin Enterprises correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section
4.14.3 of the Merged Entities Disclosure Schedule also identifies each material trade name or unregistered trademark used by such Merged Entity in connection with its business. With respect to each item of Intellectual Property required to be identified in Section 4.14.3 of the Merged Entities Disclosure Schedule:

                    4.14.3.1 Such Merged Entity possesses all right, title, and interest in and to its proprietary Intellectual Property, free and clear of any Security Interest, license, or other restriction;

                    4.14.3.2 No item of such Merged Entity's proprietary Intellectual Property (and to its knowledge without inquiry of third parties) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                    4.14.3.3    No   action,    suit,    proceeding,    hearing,
investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of such Merged Entity, is threatened that challenges the legality, validity, enforceability, use, or ownership of the item; and 4.14.3.4 Except as generally disclosed in Section 4.14.3.4 of the Merged Entities Disclosure Schedule, such Merged Entity has never agreed to indemnify any Person for or against any infringement, misappropriation, or other conflict with respect to the item.

               4.14.4 Section 4.14.4 of the Merged Entities Disclosure Schedule identifies each material license, sublicense, agreement, or permission with any Person relating to any Intellectual Property used by such Merged Entity. Such Merged Entity has delivered to the respective Merger Sub and to Nu Skin Enterprises correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). Except as set forth in Section
4.14.4 of the Merged Entities Disclosure

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



Schedule,  with  respect  to  each  such  license,  sublicense,   agreement,  or
permission  identified  in  Section  4.14.4 of the  Merged  Entities  Disclosure
Schedule:

                    4.14.4.1 The license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                    4.14.4.2 The license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the respective Merger);

                    4.14.4.3 Such Merged Entity has not and to its Knowledge, no other party to any such license, sublicense, agreement, or permission is in breach or default, and no event has occurred that, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    4.14.4.4 Such Merged Entity has not and to its Knowledge no other party to any such license, sublicense, agreement, or permission has repudiated any provision thereof;

                    4.14.4.5 Neither the license, sublicense, agreement, or permission, nor (to its knowledge without inquiry of third parties) the underlying item of Intellectual Property is subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                    4.14.4.6    No   action,    suit,    proceeding,    hearing,
investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of such Merged Entity, is threatened that challenges the legality, validity, or enforceability of the license, sublicense, agreement, permission or underlying item of Intellectual Property; and

                    4.14.4.7 Such Merged Entity has not granted any sublicense or similar right with respect to any such license, sublicense, agreement, or permission other than in the Ordinary Course of Business.

               4.14.5 To the Knowledge of such Merged Entity, such Merged Entity will not interfere with, infringe upon, misappropriate, or otherwise violate any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted and as presently proposed to be conducted.

               4.14.6 Such Merged Entity has no Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed that reasonably could be expected to supersede or make obsolete any product or process of such Merged Entity.

        4.15 Tangible Assets. Such Merged Entity owns or leases all tangible assets used in its business. Each such tangible asset is free from patent defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

        4.16 Inventory. All of the inventory of such Merged Entity consists of manufactured and purchased goods in process, and finished goods, all of which are merchantable and fit for the purpose for

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



which they were procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory write-down set forth on the face of the balance sheet included in the respective Merged Entity's Financial Statements (rather than in any notes thereto), as adjusted for the passage of time through the Closing Date for the respective Merger in accordance with the past custom and practice of such Merged Entity.

        4.17 Contracts. Section 4.17 of the Merged Entities Disclosure Schedule lists the following contracts and other agreements to which such Merged Entity is a party:

               4.17.1 any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $10,000 per annum;

               4.17.2 any agreement (or group of related agreements) for the purchase, sale, or license (in-bound or out-bound) of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to such Merged Entity, or involve consideration in excess of $10,000;

               4.17.3 any agreement concerning any partnership, joint venture, or strategic alliance;

               4.17.4 any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $10,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

               4.17.5    any    agreement    concerning    confidentiality    or
non-competition  except   confidentiality   agreements  with  network  marketing
distributors and employees;

               4.17.6  any   agreement   between  such  Merged  Entity  and  any
Affiliates of such Merged Entity;

               4.17.7 any profit sharing, stock option, stock award, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of such Merged Entity's current or former directors, officers, or employees;

               4.17.8     any collective bargaining agreement;

               4.17.9 any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $10,000 or providing severance benefits;

               4.17.10 any agreement under which such Merged Entity has advanced or loaned any amount to any of its directors, officers, or employees outside the Ordinary Course of Business;

               4.17.11 any agreement under which the consequences of a default or termination could have or could reasonably be expected to have a material adverse effect on the business, financial condition,


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



               4.17.12 operations, results of operations, or future prospects of such Merged Entity; and

               4.17.13 any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.

Such Merged Entity has delivered to the respective Merger Sub and to Nu Skin Enterprises a correct and complete copy of each written agreement listed in
Section 4.17 of the Merged Entities Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4.17 of the Merged Entities Disclosure Schedule. Except as set forth in Section 4.17 of the Merged Entities Disclosure Schedule, with respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect; (ii) subject to the required receipt of consents from applicable third parties, the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the respective Merger); (iii) such Merged Entity is not and to its Knowledge no other Person is in breach or default, and no event has occurred that, with notice or lapse of time, would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iv) such Merged Entity has not and to its Knowledge no other party under the agreement has notified it that such party has, repudiated any provision of the agreement.

        4.18 Suppliers; Vendors; Raw Materials. Section 4.18 of the Merged Entities Disclosure Schedule sets forth (i) the names and addresses of all suppliers from whom such Merged Entity ordered supplies, products, merchandise, and other goods and services with an aggregate purchase price for each such supplier of $25,000 or more during the last twelve (12) months, and (ii) the amount for which each such supplier invoiced such Merged Entity during such period. Such Merged Entity has not received any notice or has no reason to believe that there has been any material adverse change in the price of such raw materials, supplies, products, merchandise, or other goods or services, or that any such supplier will not sell raw materials, supplies, products, merchandise, and other goods to such Merged Entity at any time after the Closing Date of the respective Merger on terms and conditions similar to those used in its current sales to such Merged Entity, subject to general and customary price increases. To the Knowledge of such Merged Entity, no supplier of such Merged Entity described in clause (i) of the first sentence of this Section 4.18 has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

        4.19 Notes and Accounts Receivable. All notes and accounts receivable of such Merged Entity are reflected properly on its books and records, are valid receivables subject to no set-offs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the balance sheet included in the respective Merged Entity's Financial Statements (rather than in any notes thereto), as adjusted for the passage of time through the Closing Date of the respective Merger in accordance with the past custom and practice of such Merged Entity.

        4.20 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of such Merged Entity.

        4.21 Insurance. Section 4.21 of the Merged Entities Disclosure Schedule lists all insurance policies to which such Merged Entity is a party. Each of such Merged Entity's insurance policies (i) is

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



legal, valid, binding, enforceable, and in full force and effect; (ii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the respective Merger); (iii) is not in default, nor is any party thereto in material breach thereof (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration under the policy; and (iv) has never been repudiated nor has any party to such policy repudiated any provision thereof. Such Merged Entity has been covered since incorporation by insurance in scope and amount customary and reasonable for its businesses in which it has engaged during the aforementioned period. Section 4.21 of the Merged Entities Disclosure Schedule describes any self-insurance arrangements affecting such Merged Entity.

        4.22 Litigation. Section 4.22 of the Merged Entities Disclosure Schedule sets forth each instance in which such Merged Entity (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge, or (ii) is a party or, to the Knowledge of such Merged Entity, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Except as set forth in Section 4.22 of the Merged Entities Disclosure Schedule, none of the actions, suits, proceedings, hearings, and investigations set forth in Section
4.22 of the Merged Entities Disclosure Schedule could result or could reasonably be expected to result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of such Merged Entity. Neither such Merged Entity nor any of its directors or officers (and employees with responsibility for litigation matters) has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against such Merged Entity.

        4.23 Product Warranty. No Merged Entity has made product claims or warranties, other than as permitted by Nu Skin International, Inc., a subsidiary of Nu Skin Enterprises, with respect to any product formulated, manufactured, sold, distributed, or delivered by such Merged Entity. Each product sold, leased, distributed, or delivered by such Merged Entity has conformed with all applicable contractual commitments and all express and implied warranties, and such Merged Entity has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the balance sheet included in the respective Merged Entity's Financial Statements (rather than in any notes thereto), as adjusted for the passage of time through the Closing Date of the respective Merger in accordance with the past custom and practice of such Merged Entity. No product sold, leased, distributed, or delivered by such Merged Entity is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 4.23 of the Merged Entities Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for such Merged Entity (containing applicable guaranty, warranty, and indemnity provisions).

        4.24 Product Liability. Other than products sold to the Merged Entities by Nu Skin International, Inc., such Merged Entity has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product sold, leased, distributed, or delivered by such Merged Entity.

        4.25 Employees. Such Merged Entity is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Such Merged Entity has not committed any unfair labor practice. Neither such Merged Entity nor any of its directors or officers (and employees with responsibility for employment matters) has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to any of the employees of such Merged Entity, nor of any administrative charges or legal actions or court complaints against such Merged Entity concerning alleged employment discrimination, anti-discrimination, harassment, or other employment related matters, pending or threatened, before the U.S. Equal Employment Opportunity Commission or any court or other governmental or regulatory body or authority, foreign or domestic.

        4.26   Employee Benefits.

               4.26.1 Section 4.26 of the Merged Entities Disclosure Schedule lists each Employee Benefit Plan that such Merged Entity maintains or to which such Merged Entity contributes or has any obligation to contribute.

                    4.26.1.1 Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and all other applicable laws, rules, and regulations.

                    4.26.1.2 All required reports and descriptions (including Form 5500 Annual Reports, summary annual reports, PBGC-1's, and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such Employee Benefit Plan. The requirements of COBRA have been met in all material respects with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

                    4.26.1.3 All contributions (including all employer contributions and employee salary reduction contributions) that are due have been paid to each such Employee Benefit Plan and all contributions for any period ending on or before the Closing Date of the respective Merger that are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of such Merged Entity and are listed on Section 4.26 of the Merged Entities Disclosure Schedule. All premiums or other payments for all periods ending on or before the Closing Date of the respective Merger have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

                    4.26.1.4 Each such Employee Benefit Plan that is an Employee Pension Benefit Plan intending to meet the requirements of a "qualified plan" under Code Section 401(a) is listed as such on Section 4.26 of the Merged Entities Disclosure Schedule, is so qualified, and has received, within the last two years, a favorable determination letter from the Internal Revenue Service that it is a "qualified plan," and such Merged Entity is not aware of any facts or circumstances that could result in the revocation of such determination letter.

                    4.26.1.5 The market value of assets under each such Employee Benefit Plan that is an Employee Pension Benefit Plan (other than any
Multi-employer Plan) equals or exceeds the present value of all vested and non-vested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                    4.26.1.6 Such Merged Entity has delivered to the respective Merger Sub and to Nu Skin Enterprises correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, Form 5500 Annual Reports, and all related schedules for the past three years and any interim financial statement or actuarial valuations issued subsequent to the last available Form 5500, and all related trust agreements, insurance contracts, and other funding agreements that implement each such Employee Benefit Plan.

               4.26.2 With respect to each Employee Benefit Plan that such Merged Entity and any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute, no such Employee Benefit Plan is or has been subject to Title IV of ERISA or is a Multi-employer Plan and neither such Merged Entity nor any ERISA Affiliate has, or is expected to have, any Liability with respect thereto.

               4.26.3 Such Merged Entity does not maintain or contribute to, has never maintained or contributed to, or has ever been required to contribute to, any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

        4.27 Guaranties. Such Merged Entity is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

        4.28   Environmental, Health, and Safety Matters.

               4.28.1 Such Merged Entity and its predecessors and Affiliates have complied and are in compliance, in each case in all material respects, with all Environmental, Health, and Safety Requirements.

               4.28.2 Without limiting the generality of the foregoing, such Merged Entity and its predecessors and Affiliates have obtained and complied with, and are in compliance with, in each case in all material respects, all permits, licenses, and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business.

               4.28.3 Neither such Merged Entity nor its predecessors or Affiliates has received any written or oral notice, report, or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise), including any investigatory, remedial, or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

               4.28.4 None of the following exists at any property or facility owned or operated by such Merged Entity: (i) underground storage tanks, (ii) asbestos-containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments, or disposal areas.

               4.28.5 Such Merged Entity has not treated, stored, disposed of, arranged for, or permitted the disposal of, transported, handled, or released any substance, including, without limitation, any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to Liabilities, including any Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages, or attorneys fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Solid Waste Disposal Act, as amended ("SWDA"), or any other Environmental, Health, and Safety Requirements.

               4.28.6 Neither such Merged Entity nor any of its predecessors or Affiliates has, either expressly or by operation of law, assumed or undertaken any Liability, including, without limitation, any obligation for corrective or remedial action, of any other Person relating to Environmental, Health, and Safety Requirements.

               4.28.7 No facts, events, or conditions relating to the past or present facilities, properties, or operations of such Merged Entity or any of its predecessors or Affiliates will prevent, hinder, or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial, or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other Liabilities pursuant to Environmental, Health, and Safety Requirements, including, without limitation, any relating to onsite or offsite releases or threatened releases of hazardous materials, substances, or wastes, personal injury, property damage, or natural resources damage.

        4.29 Capitalization. Each respective Merged Entity represents and warrants as follows:

               4.29.1 Nu Skin Canada. The entire authorized capital stock of Nu Skin Canada consists of 1,000,000 shares of Nu Skin Canada Common, of which a total of 1,000,000 shares are issued. All of the issued and outstanding shares of Nu Skin Canada Common have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record by the respective stockholders as set forth on Section 4.29.1 of the Merged Entities Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, co- sale rights, pre-emptive rights, or other contracts or commitments that could require Nu Skin Canada to issue, sell, or otherwise cause to become outstanding any additional shares of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Nu Skin Canada. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Nu Skin Canada.

               4.29.2 Nu Skin Guatemala. The entire authorized capital stock of Nu Skin Guatemala consists of 6,000 shares of Nu Skin Guatemala Common, of which a total of 6,000 shares are issued. All of the issued and outstanding shares of Nu Skin Guatemala Common have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record by the respective stockholders as set forth on Section 4.29.2 of the Merged Entities Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, co-sale rights, pre-emptive rights, or other contracts or commitments that could require Nu Skin Guatemala to issue, sell, or otherwise cause to become outstanding any additional shares of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Nu Skin Guatemala. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Nu Skin Guatemala.

               4.29.3 Nu Skin Mexico. The entire authorized capital stock of Nu Skin Mexico consists of 1,000 shares of Nu Skin Mexico Common, of which a total of 1,000 shares are issued. All of the issued and outstanding shares of Nu Skin Mexico Common have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record by the respective stockholders as set forth on Section 4.29.3 of the Merged Entities Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, co-sale rights, pre-emptive rights, or other contracts or commitments that could require Nu Skin Mexico to issue, sell, or otherwise cause to become outstanding any additional shares of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Nu Skin Mexico. There are no voting trusts, proxies, or other agreements or understandings  with  respect  to the  voting  of the  capital  stock of Nu Skin
Mexico.

               4.29.4 NFB. The entire authorized capital stock of NFB consists of 50,000 shares of NFB Common, of which a total of 6,000 shares are issued. All of the issued and outstanding shares of NFB Common have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record by the respective stockholders as set forth on Section 4.29.4 of the Merged Entities Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, co-sale rights, pre-emptive rights, or other contracts or commitments that could require NFB to issue, sell, or otherwise cause to become outstanding any additional shares of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to NFB. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of NFB.

               4.29.5 Nu Skin Guatemala, S.A. The entire authorized capital stock of Nu Skin Guatemala , S.A. consists of 6,000 shares of Nu Skin Guatemala, S.A. capital stock, of which a total of 6,000 shares are issued. All of the issued and outstanding shares of Nu Skin Guatemala, S.A. capital stock have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record by the respective stockholders as set forth on Section 4.29.5 of the Merged Entities Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, co-sale rights, pre-emptive rights, or other contracts or commitments that could require Nu Skin Guatemala, S.A. to issue, sell, or otherwise cause to become outstanding any additional shares of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation (except as set forth on Section 4.29.5 of the Merged Entities Disclosure Schedule), or similar rights with respect to Nu Skin
Guatemala, S.A. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Nu Skin Guatemala, S.A.

               4.29.6 Nu Skin Mexico, S.A. de C.V. The entire authorized capital stock of Nu Skin Mexico, S.A. de C.V. consists of 1,000 shares of Nu Skin Mexico, S.A. de C.V. capital stock, of which a total of 1,000 shares are issued. All of the issued and outstanding shares of Nu Skin Mexico, S.A. de C.V. capital stock have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record by the respective stockholders as set forth on Section 4.29.6 of the Merged Entities Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, co-sale rights, pre-emptive rights, or other contracts or commitments that could require Nu Skin Mexico, S.A. de C.V. to issue, sell, or otherwise cause to become outstanding any additional shares of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation (except as set forth on Section 4.29.6 of the Merged Entities Disclosure Schedule), or similar rights with respect to Nu Skin Mexico, S.A. de C.V. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of Nu Skin Mexico, S.A. de C.V.

        4.30 Disclosure.  The representations  and warranties  contained in this
Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.


                                    SECTION 5

                        REPRESENTATIONS AND WARRANTIES OF
                     NU SKIN ENTERPRISES AND THE MERGER SUBS

5. Representations and Warranties of Nu Skin Enterprises and the Merger Subs. Each of Nu Skin Enterprises and the Merger Subs represents and warrants to the respective Merged Entity that the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be true and correct as of the Closing Date (as though made then and as of the Closing Date) for the respective Merger.

        5.1 Organization of the Merger Subs. Each of Nu Skin Enterprises and each Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation. Each Merger Sub is a newly-formed, wholly-owned subsidiary of Nu Skin Enterprises and has conducted no business prior to the date hereof.

        5.2 Authorization of Transaction. Each of Nu Skin Enterprises and each Merger Sub has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Nu Skin Enterprises and each Merger Sub, enforceable in accordance with its terms and conditions.

        5.3 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the respective Merger), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Nu Skin Enterprises or any Merger Sub is subject or any provision of their respective Certificate or Articles of Incorporation (as appropriate) or Bylaws, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Nu Skin Enterprises or any Merger Sub is a party or by which it is bound or to which any of its assets is subject. Nu Skin Enterprises and each Merger Sub does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the respective Merger to be consummated.

        5.4 Brokers' Fees. Neither Nu Skin Enterprises, nor any Merger Sub, has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the respective Merger, as contemplated by this Agreement, for which the respective Merged Entity could become liable or obligated.

        5.5 Disclosure.  The  representations  and warranties  contained in this
Section 5 do not contain any untrue statements of material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5 not misleading.


                                    SECTION 6

                              PRE-CLOSING COVENANTS

6. Pre-Closing Covenants. The respective parties to each Merger agree as follows with respect to the period between the execution of this Agreement and the Closing of such Merger:

        6.1 General. The respective parties will use its commercially reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below.

        6.2 Notices, Consents, and Regulatory Approvals. Each Merged Entity will give any notices to third parties, and will use its reasonable best efforts to obtain any Third-Party consents, that the respective Merger Sub or Nu Skin Enterprises may request or that may be required in order to consummate the respective Merger. Each of the Parties will give any notices to, make any filings with, and use its commercially reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Parties will file any Notification and Report Forms and related materials that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its commercially reasonable best efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith. Each of the Parties agrees to cooperate, in good faith, with the other Parties in obtaining consents and approvals from governmental authorities.

        6.3 Operation of Business. None of the Merged Entities will engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, no Merged Entity will (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4.9 above.
        6.4 Preservation of Business. Each Merged Entity will keep its business, properties, and assets substantially intact, including its present operations, physical facilities, working conditions, relationships with distributors, lessors, licensors, suppliers, customers, employees, and governmental authorities, as well as its licenses, permits, certificates, authorities, and approvals.

        6.5 Full Access. Each Merged Entity will permit representatives of the respective Merger Sub and of Nu Skin Enterprises to have full access to all premises, properties, assets, personnel, books, records (including Tax records), contracts, and documents of or pertaining to such Merged Entity or its business or operations.

        6.6 Notice of Developments. Each Party will give prompt written notice to the other Parties of any material adverse development causing a breach of any of its own representations and warranties in the respective Sections of this Agreement above. No disclosure by any Merged Entity pursuant to this Section 6.6, however, shall be deemed to amend or supplement the Merged Entities Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

        6.7 Exclusivity. No Merged Entity will (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other securities, or any substantial portion of the assets, of such Merged Entity (including any acquisition structured as a merger, consolidation, or share exchange), or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Each Merged Entity will notify in writing the respective Merger Sub and Skin Enterprises immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.


                                    SECTION 7

                       CONDITIONS TO OBLIGATIONS TO CLOSE

        7.1 Conditions to Obligations of the Merger Subs and Nu Skin Enterprises. The obligations of each Merger Sub and Nu Skin Enterprises to consummate the transactions to be performed by them in connection with the respective Closing are subject to satisfaction of the following conditions:

               7.1.1 the representations and warranties of the Merged Entities set forth in Section 4 above and the representations and warranties of the Stockholders set forth in Section 9 below shall be true and correct in all material respects at and as of the Closing Dates of the respective Mergers;

               7.1.2  such  Merged  Entity  and  the  Stockholders   shall  have
performed and complied with all of its or their respective covenants hereunder in all material respects through the Closing Dates for the respective Mergers;

               7.1.3  such  Merged   Entity  shall  have  procured  all  of  the
Third-Party and governmental consents and approvals specified in Section 6.2 above;

               7.1.4 except as set forth in Section 7.1.4 of the Merged Entities Disclosure Schedule, no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the respective Merger, as contemplated by this Agreement, (ii) cause the respective Merger, as contemplated by this Agreement, to be rescinded following consummation, or (iii) affect adversely the right of the respective Merger Sub or of Nu Skin Enterprises to operate the former business of such Merged Entity;

               7.1.5 the transactions contemplated herein shall have been approved by the Board of Directors and stockholders of each of the Merged Entities;

               7.1.6 each Merged Entity shall have delivered to the respective Merger Sub and to Nu Skin Enterprises a certificate to the effect that each of the conditions specified in Sections 7.1.1 through 7.1.5 above are satisfied in all respects;

               7.1.7  all  applicable   waiting   periods  (and  any  extensions
thereof), if any, under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

               7.1.8 each Merger Sub and Nu Skin Enterprises shall have received from counsel to the respective Merged Entity opinions in form and substance as set forth in Exhibit "F" attached hereto, addressed to the respective Merger Sub and Nu Skin Enterprises and dated as of the Closing Date of the respective Merger;

               7.1.9 all actions to be taken by each Merged Entity in connection with the consummation of the respective Merger contemplated hereby and all certificates, opinions, instruments, and other documents required to effect such Merger will be satisfactory in form and substance to the respective Merger Sub and Nu Skin Enterprises; and

               7.1.10 each Merger Sub and Nu Skin Enterprises shall have completed their due diligence investigation of the respective Merged Entity, and the information gathered in such investigation shall be satisfactory to such Merger Sub and Nu Skin Enterprises, in their sole and absolute discretion.

Any Merger Sub or Nu Skin Enterprises may waive any condition  specified in this
Section 7.1 if it executes a writing so stating at or prior to the Closing Date of the respective Merger.

        7.2 Conditions to Obligations of the Merged Entities. The obligations of the Merged Entities to consummate the respective Merger, as contemplated in connection with the Closing of such Merger, is subject to satisfaction of the following conditions:

               7.2.1 the representations and warranties set forth in Section 5 above shall be true and correct in all material respects at and as of the Closing Date of the respective Merger;

               7.2.2 each Merger Sub and Nu Skin Enterprises shall have performed and complied with all of their respective covenants hereunder in all material respects through the Closing Date of such Merger;

               7.2.3 no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of the respective Merger, as contemplated by this Agreement, or (ii) cause such Merger to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               7.2.4 the Board of Directors and stockholders of each Merger Sub shall have approved the respective Merger, as contemplated in this Agreement;

               7.2.5 each Merger Sub and Nu Skin Enterprises shall have delivered to the respective Merged Entity a certificate to the effect that each of the conditions specified in Section 7.2.1 through 7.2.4 above are satisfied in all respects;

               7.2.6 each Merged Entity shall have received from counsel to the respective Merger Subs and Nu Skin Enterprises an opinion in form and substance as set forth in Exhibit "G" attached hereto, addressed to the respective Merged Entity and dated as of the Closing Date of the respective Merger;

               7.2.7 all actions to be taken by each of Nu Skin Enterprises and each Merger Sub in connection with the consummation of the respective Merger contemplated hereby and all certificates, opinions, instruments, and other documents required to effect such Merger will be satisfactory in form and substance to the respective Merged Entity; and

               7.2.8  all  applicable   waiting   periods  (and  any  extensions
thereof), if any, under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated.

Each Merged Entity may waive any condition specified in this Section 7.2 if it executes a writing so stating at or prior to the Closing Date of the respective Merger.


                                    SECTION 8

                                   TERMINATION

8. Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

        8.1 The Parties hereto may terminate this Agreement by mutual written consent at any time prior to the Closing of the respective Merger;

        8.2 Any Merger Sub or Nu Skin Enterprises may terminate this Agreement by giving written notice to the respective Merged Entity on or before the sixtieth (60th) day following the date of this Agreement if either such Merger Sub or Nu Skin Enterprises is not satisfied with the results of its continuing business, legal, and accounting due diligence regarding such Merged Entity;

        8.3 Any Merger Sub or Nu Skin Enterprises may terminate this Agreement by giving written notice to the respective Merged Entity at any time prior to the Closing of the respective Merger (i) in the event such Merged Entity has breached any representation, warranty, or covenant contained in this Agreement in any material respect; provided, however, that such Merger Sub or Nu Skin Enterprises has notified the breaching Merged Entity of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach; or (ii) if the Closing of such Merger shall not have occurred on or before August 1, 1999, because of the failure of any condition precedent under Section 7.1 above (unless the failure results primarily from such Merger Sub or Nu Skin Enterprises itself breaching any representation, warranty, or covenant contained in this Agreement); and

        8.4 Any Merged Entity may terminate this Agreement as to the Merger to which it is a party by giving written notice to the respective Merger Sub and Nu Skin Enterprises at any time prior to the Closing of such Merger (i) in the event either the respective Merger Sub or Nu Skin Enterprises has breached any material representation, warranty, or covenant contained in this Agreement in any material respect; provided, however, that such Merged Entity has notified such Merger Sub and Nu Skin Enterprises in writing of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach; or (ii) if the Closing of such Merger shall not have occurred on or before August 1, 1999, because of the failure of any condition precedent under Section 7.2 above (unless the failure results primarily from such Merged Entity itself breaching any representation, warranty, or covenant contained in this Agreement).

        8.5 If any Party terminates this Agreement pursuant to this Section 8, all rights and obligations of such Party hereunder shall terminate without any Liability of such Party to any other Party (except for any Liability of any Party then in breach), but this Agreement shall remain in full force and effect as to any of the Parties who have not so terminated this Agreement.


                                    SECTION 9

                     POST-CLOSING COVENANTS; INDEMNIFICATION
                 AND STOCKHOLDER REPRESENTATIONS AND WARRANTIES

9.      Post-Closing Covenants; Stockholder Representations and Warranties.

        9.1 General. In case at any time after any Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further documents and instruments) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 9.11 below). The Stockholders acknowledge and agree that from and after the Closing Nu Skin Enterprises will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to any Merged Entities.

        9.2  Litigation  Support.  In the  event  and for so  long as any  Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to any Closing Date involving any Merged Entity, each of the other Parties will cooperate with him, her, or it and his, her, or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 9.11 below).

        9.3 Transition. None of the Stockholders will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, distributor, or other business associate of any Merged Entity from maintaining the same business relationships with such Merged Entity after any Closing as he, she, or it maintained with such Merged Entity prior to the Closing.

        9.4 Confidentiality. Each of the Stockholders will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Nu Skin Enterprises or destroy, at the request and option of Nu Skin Enterprises, all tangible embodiments (and all copies) of the Confidential Information that are in his or her possession. In the event that any of the Stockholders is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Stockholder will notify Nu Skin Enterprises promptly of the request or requirement so that Nu Skin Enterprises may seek an appropriate protective order or waive compliance with the provisions of this Section 9.4. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Stockholders are, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Stockholder may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Stockholder shall use his or her reasonable best efforts to obtain, at the request of Nu Skin Enterprises, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Nu Skin Enterprises shall designate.

        9.5 Modification of Stockholders' Salaries. The Stockholders agree that from and after the Closing Date, the salaries, if any, received by the Stockholders for services rendered by them to any of the Merged Entities will be modified to be commensurate with their duties.

        9.6    Non-Competition.

               9.6.1 The Parties hereby acknowledge and agree that the Asset Purchase Agreement dated effective as of March 8, 1999 (the "Asset Purchase Agreement"), entered into by and among Nu Skin Enterprises, Nu Skin United States, Inc., a Delaware corporation, and Nu Skin, was entered into and constitutes additional consideration for the non-competition provisions set forth in this Section 9.6. The Parties and Nu Skin USA also acknowledge and agree that, while the Asset Purchase Agreement and this Agreement were being negotiated substantially simultaneously, the Asset Purchase Agreement was executed prior to this Agreement, but that the intent of the respective parties to the Asset Purchase Agreement and this Agreement was that the provisions of this Section 9.6 would apply to Nu Skin USA to the same extent as they apply to the Stockholders. Accordingly, rather than causing multiple non-competition agreements to be drafted and executed, and in order to simplify the documentation of the transactions contemplated by this Agreement and the Asset Purchase Agreement and avoid unnecessary confusion, Nu Skin USA is executing this Agreement solely in order to obligate itself to this Section 9.6. Except as provided in Section 9.6.1 of the disclosure schedule of the Stockholders attached to this Agreement and initialed by the appropriate Stockholders (the "Stockholders Disclosure Schedule"), and as contemplated by this Agreement, for a period of four (4) years after the respective Closing Dates for the Mergers (the "Restricted Period"), the Stockholders and Nu Skin USA shall not (a) engage, directly or indirectly in any business anywhere in the world that is engaged in multi-level marketing or direct sales or that manufactures, produces, or supplies products of the kind manufactured, produced, or supplied by the Merged Entities as of the respective Closing Dates for the Mergers, without the prior written consent of the Merged Entities, or (b) directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to, or participate in or be connected with, as an officer, director, employee, partner, stockholder, member, manager, consultant, or otherwise, any Person that competes with the Merged Entities or their respective Affiliates for distributors to engage in multi-level marketing or direct sales or in manufacturing, producing, or supplying products of the kind manufactured, produced, or supplied by the Merged Entities or their Affiliates as of the respective Closing Dates for the Mergers; provided, however, that, for the purposes of this Section 9.6, ownership of securities of any competitor that is listed on any national securities exchange or traded actively in the national over-the-counter market shall not be deemed to be in violation of this Section
9.6 so long as the Person owning such securities has no other connection or relationship with such competitor.

               9.6.2 As a separate and independent covenant, the Stockholders and Nu Skin USA agree with the Merged Entities that for the Restricted Period, except as contemplated by this Agreement, the Stockholders and Nu Skin USA will not in any way, directly or indirectly, for the purpose of conducting or engaging in any multi-level marketing or direct sales business or business that manufactures, produces, or supplies products of the kind manufactured, produced, or supplied by the Merged Entities as of the respective Closing Dates for the Merger, call upon, solicit, advise, or otherwise do, or attempt to do, business with any Distributors of Nu Skin Enterprises or the Merged Entities, or take away or interfere or attempt to interfere with any custom, trade, business, or patronage of Nu Skin Enterprises or the Merged Entities, or interfere with or attempt to interfere with any officers, assistant manager level or higher employees, representatives, or agents of the Merged Entities, or induce or attempt to induce any of them to leave the employ of the Merged Entities, or violate the terms of their contracts, or any employment arrangements, with the Merged Entities.

               9.6.3 The Restricted Period shall be extended by the length of any period during which any Stockholder or and Nu Skin USA is in breach of the terms of this Section 9.6.

               9.6.4 The Stockholders and Nu Skin USA acknowledge that the covenants of the Stockholders and Nu Skin USA set forth in this Section 9.6 are an essential element of this Agreement and that, but for the agreement of the Stockholders and Nu Skin USA to comply with these covenants, the Merged Entities and Nu Skin Enterprises would not have entered into this Agreement. The Stockholders and Nu Skin USA further acknowledge that this Section 9.6 constitutes an independent covenant and shall not be affected by performance or non-performance of any other provision of this Agreement by the Merged Entities. The Stockholders have independently consulted with their counsel and after such consultation agree that the covenants set forth in this Section 9.6 are reasonable and proper.

        9.7 Transactions in Shares. Each of the Stockholders hereby agrees as follows:

               9.7.1 except as provided for herein, not to (either directly or indirectly) sell, transfer, pledge, assign, hypothecate or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, assignment, hypothecation or other disposition of their shares of the capital stock of any Merged Entity owned by them or which they have the right to acquire or enter into any discussions or negotiations with any third-parties with respect to any of the foregoing:

               9.7.2 except as provided for herein, not to (either directly or indirectly) grant any proxies with respect to any of the shares of any of the Merged Entities owned by them or which they have the right to acquire, as the case may be, deposit any such shares into a voting trust or enter into a voting agreement with respect to any such shares; and

               9.7.3 except as provided for herein, not to (either directly or indirectly) take any action which would make any of their representations or warranties herein untrue or incorrect in any material respect.

        9.8 Voting Agreement and Grant of Irrevocable Proxy. Each Stockholder hereby consents to and approves all of the terms of this Agreement and the Mergers and the other agreements delivered pursuant hereto, and agrees to vote all of his or her shares of each Merged Entity and any other voting securities of any Merged Entity that he or she may own, or have the power to vote (i) in favor of the approval and adoption of the Mergers at any meeting of the Stockholders of any Merged Entity; (ii) in any manner consistent with the terms of each of the Mergers; and (iii) against any other mergers, recapitalizations, business combinations, sales of assets, liquidations or similar transactions involving any of the Merged Entities, or any other matters that would be inconsistent with this Agreement or the other transactions contemplated by the Mergers. In furtherance of such voting agreement, each of them hereby revokes any and all previous proxies with respect to any of the capital stock of any Merged Entity owned by him or her and hereby grants to Nu Skin Enterprises an irrevocable proxy and irrevocably appoints Nu Skin Enterprises or its designees, with full power of substitution, its attorney and proxy to vote all of the shares of the capital stock of any Merged Entity owned by him or her, as the case may be, and any other voting securities of any Merged Entity that he or she may own, at any meeting of the stockholders of any Merged Entity however called, or in connection with any action by written consent by the stockholders of such Merged Entity. Each of them acknowledges and agrees that such proxy is coupled with an interest, constitutes, among other things, an inducement for Nu Skin Enterprises to enter into this Agreement, is irrevocable and shall not be terminated by operation of law or otherwise upon the occurrence of any event (other than the termination of this Agreement) and that no subsequent proxies will be given (and if given will not be effective). Each of them shall execute such instruments or take such further actions as may be necessary to cause the shares of each Merged Entity owned by him or her, as the case may be, and any other voting securities of each Merged Entity that he or she may own, to be voted as directed by Nu Skin Enterprises pursuant to such proxy. Any such proxy shall terminate upon the termination of this Agreement in accordance with its terms.

        9.9 Non-Solicitation of Employees. In consideration of the covenants and agreements of Nu Skin Enterprises contained herein, and as a further inducement to cause Nu Skin Enterprises to enter into this Agreement, each of the Stockholders agrees that for a period of two years after the Effective Time of the respective Merger he or she or it shall not, directly or indirectly, for his or her own account or the account of any other person with which he or she shall become associated in any capacity or in which he or she or it shall have any ownership interest, (a) solicit for employment or employ any person who, at any time during the preceding twelve (12) months, is or was employed by Nu Skin Enterprises or any Merged Entity or any of their successors or Affiliates, regardless of whether such employment is direct or through an entity with which such person is employed or associated, or otherwise intentionally interfere with the relationship of Nu Skin Enterprises any of their Affiliates or successors with any person who or which is at the time employed by Nu Skin Enterprises or any such Affiliate or successor or (b) induce any employee of Nu Skin Enterprises or any of its successors or Affiliates to engage in any activity which such employee is prohibited from engaging in under any agreement between such employee and Nu Skin Enterprises or any of their successors or Affiliates (other than Nu Skin USA) or to terminate their employment with Nu Skin Enterprises or such Affiliate.

        9.10   Indemnification.

               9.10.1 Survival of Representations and Warranties. The representations and warranties of the Stockholders contained in this Agreement, the indemnification provisions of this Section 9.10, and all statements contained in this Agreement, the Exhibits to this Agreement, the Merged Entities Disclosure Schedule, and any certificate, Financial Statement, or report or other document delivered pursuant to this Agreement or in connection with the transactions contemplated by this Agreement (collectively, the "Acquisition
Documents"), shall survive the respective Closing Date until the fourth anniversary of the respective Closing Dates; provided, however, that the representations and warranties and indemnification provisions relating to tax matters shall survive as provided in Section 9.15 below. Neither the period of survival nor the Liability of the Stockholders with respect to the Stockholders' representations and warranties shall be reduced by any investigation made at any time by or on behalf of Nu Skin Enterprises or any of the Merger Subs. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

               9.10.2 Indemnification by the Stockholders. Nu Skin Enterprises and each Merger Sub and their Affiliates and their successors and assigns, and the officers, directors, employees, and agents of Nu Skin Enterprises and each Merger Sub and their Affiliates and their successors and assigns (each an
"Indemnified Party") shall be jointly and severally indemnified and held harmless by the Stockholders for any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments, and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any Legal Action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from:

                    9.10.2.1 the breach of any representation or warranty made by the Stockholders contained in any of the Acquisition Documents; or

                    9.10.2.2 the breach of any covenant or agreement by the Stockholders contained in any of the Acquisition Documents; or

                    9.10.2.3 Liabilities of any Merged Entity not reflected on such Merged Entity's Financial Statements, whether arising before or after the Closing Date for the Merger of such Merged Entity, arising from or relating to the actions or inactions of such Merged Entity or the conduct of its businesses prior to such Closing Date; or

                    9.10.2.4 any and all Losses suffered or incurred by any Merged Entity or Nu Skin Enterprises by reason of or in connection with any claim or cause of action or Legal Action of any third party to the extent arising out of any action, inaction, event, condition, Liability, or obligation of the Stockholders occurring or existing prior to the Closing Date; or

                    9.10.2.5 any and all Losses suffered or incurred as a result of the failure of the Stockholders or any Merged Entity to obtain prior to the Closing Date for any Merger the consent of all third-parties who are parties to contracts with any Merged Entity, the terms of which contracts require the consent of such third-parties to the transactions contemplated by this Agreement;

                    9.10.2.6 (i) any and all remedial actions after the Closing Date for any Merger hereunder relating to any release of hazardous materials into the environment or on or about any real property owned or used by any Merged Entity prior to the Closing Date of the Merger of such Merger Entity to the extent any such remedial action is required under any Environmental, Health, and Safety Requirements pursuant to any Governing Law or by any Governmental Authority or is necessary to prevent or abate a significant risk to human health or the environment; (ii) any and all environmental claims arising at any time that relate to the business or the operation of any Merged Entity prior to the Closing Date; or (iii) any and all non-compliances with or violations of any applicable Environmental, Health, and Safety Requirements by any Merged Entity prior to the Closing Date of the Merger of such Merger Entity; or

                    9.10.2.7 any downward adjustment to the Merger Consideration as provided for herein; provided, however, that any such downward adjustment shall not be subject to the basket or cap set forth in the Indemnification Limitation Agreement, as amended by the First Amendment to Indemnification Limitation Agreement.

               9.10.3 An Indemnified Party shall give the Stockholders notice of any matter that an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within sixty (60) days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the failure to provide such notice shall not release the Stockholders from any of their obligations under this Section 9.10.3 except to the extent the Stockholders are materially prejudiced by such failure and shall not relieve the Stockholders from any other obligation or Liability that they may have to any Indemnified Party otherwise than under this Section
9.10.3.  The obligations and Liabilities of the Stockholders  under this Section
9.10 with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Section 9.10 ("Third-Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third-Party Claim, the Indemnified Party shall give the Stockholders notice of such Third-Party Claim within thirty (30) days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall not release the Stockholders from any of their obligations under this
Section 9.10 except to the extent the Stockholders are materially prejudiced by such failure and shall not relieve the Stockholders from any other obligation or Liability that they may have to any Indemnified Party otherwise than under this
Section 9.10. If the Stockholders acknowledge in writing their obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third-Party Claim, then the Stockholders shall be entitled to assume and control the defense of such Third-Party Claim at their expense and through counsel of their choice if they give notice of their intention to do so to the Indemnified Party within five (5) days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its sole and absolute discretion, for the same counsel to represent both the Indemnified Party and the Stockholders, then the Indemnified Party shall be entitled to retain his, her, or its own counsel, in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Stockholders. In the event the Stockholders exercise the right to undertake any such defense against any such Third-Party Claim as provided above, the Indemnified Party shall cooperate with the Stockholders in such defense and make available to the Stockholders, at the Stockholders' expense, all witnesses, pertinent records, materials, and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Stockholders. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third-Party Claim, the Stockholders shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Stockholders' expense, all such witnesses, records, materials, and information in the Stockholders' possession or under the Stockholders' control relating thereto as is reasonably required by the Indemnified Party. No such Third-Party Claim may be settled by the Stockholders without the prior written consent of the Indemnified Party.

        9.11 Tax Matters. Anything in Section 9.10 above (except for the specific reference to Tax matters in Section 9.10.1) to the contrary notwithstanding, the rights and obligations of the Parties with respect to indemnification for any and all Tax matters shall be governed by this Section 9.11.

               9.11.1 The Stockholders agree to indemnify and hold harmless Nu Skin Enterprises and the Merged Entities against the following Taxes and, except as otherwise provided herein, against any loss, damage, Liability, or expense, including reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with any of the following
Taxes: (i) Taxes imposed on any Merged Entity with respect to taxable periods of such Person ending on or before the Closing Date; (ii) with respect to taxable periods beginning before the Closing Date and ending after such Closing Date, Taxes imposed on any Merged Entity that are allocable, pursuant to Section
9.11.2 below, to the portion of such period ending on the Closing Date; (iii) Taxes imposed on any member of any affiliated group with which any Merged Entity files or has filed a Tax Return on a consolidated or combined basis for a taxable period ending on or before the Closing Date; (iv) Taxes imposed on Nu Skin Canada with respect to either of the currently ongoing audits being conducted by Revenue Canada and the Provence of Ontario, Canada; (v) Taxes imposed on Nu Skin Enterprises or any Merged Entity as a result of any breach of warranty or misrepresentation under Section 4.12 above; and (vi) Taxes arising from or related to the transactions contemplated by this Agreement.

               9.11.2 In the case of Taxes that are payable with respect to a taxable period that begins before the Closing Date for any Merger and ends after such Closing Date, the portion of any such Tax that is allocable to the portion of the period ending on the Closing Date for such Merger shall be:

                    9.11.2.1 in the case of Taxes that are either (a) based upon or related to income or receipts, or (b) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible, or intangible) (other than conveyances pursuant to this Agreement, as provided herein), deemed equal to the amount determined in accordance with any method allowed under the Code; and

                    9.11.2.2 in the case of Taxes imposed on a periodic basis with respect to the assets of any Merged Entity, or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction, the numerator of which is the number of calendar days in the period ending on the Closing Date for such Merger, and the denominator of which is the number of calendar days in the entire period.

               9.11.3 After the Closing of any Merger, Nu Skin Enterprises shall promptly notify the Stockholders in writing of any written notice of a proposed assessment or claim in an audit or administrative or judicial proceeding with respect to Taxes of Nu Skin Enterprises or any Merged Entity that, if determined adversely to the taxpayer, would be grounds for indemnification under this
Section 9.11; provided, however, that a failure to give such notice will not affect Nu Skin Enterprises' or any Merged Entities' right to indemnification under this Section 9.11 except to the extent, if any, that, but for such failure, the Stockholders could have avoided all or a portion of the Tax Liability in question.

               9.11.4 In the case of an audit or administrative or judicial proceeding with respect to Taxes that relates to periods ending on or before the Closing Date of any Merger, provided that the Stockholders acknowledge in writing their Liability under this Agreement to hold Nu Skin Enterprises and the Merged Entities harmless against the full amount of any adjustment that may be made as a result of such audit or proceeding that relates to periods ending on or before the Closing Date of such Merger (or, in the case of any taxable year that includes the Closing Date of such Merger, against an adjustment allocable under Section 9.11.2 above to the portion of such year ending on or before the applicable Closing Date), the Stockholders shall have the right at their expense to participate in and control the conduct of such audit or proceeding but only to the extent that such audit or proceeding relates solely to a potential adjustment for which the Stockholders have acknowledged their Liability; Nu Skin Enterprises also may participate in any such audit or proceeding and, if the Stockholders do not assume the defense of any such audit or proceeding, Nu Skin Enterprises may defend the same in such manner as it may deem appropriate, including, but not limited to, settling such audit or proceeding after giving five (5) days' prior written notice to the Stockholders setting forth the terms and conditions of settlement. In the event that issues relating to a potential adjustment for which the Stockholders have acknowledged their Liability are required to be dealt with in the same proceeding as separate issues relating to a potential adjustment for which Nu Skin Enterprises would be liable, Nu Skin Enterprises shall have the right, at its expense, to control the audit or proceeding with respect to the latter issues.

               9.11.5 With respect to issues relating to a potential adjustment for which both the Stockholders (as evidenced by their acknowledgment under this Section 9.11) and Nu Skin Enterprises could be liable, (i) each party may participate in the audit or proceeding, and (ii) the audit or proceeding shall be controlled by the party that would bear the burden of the greater portion of the sum of the adjustment and any corresponding adjustments that may reasonably be anticipated for future Tax periods. The principle set forth in the immediately preceding sentence shall govern also for purposes of deciding any issue that must be decided jointly (including, without limitation, choice of judicial forum) in situations in which separate issues are otherwise controlled under this Section 9.11 by Nu Skin Enterprises and the Stockholders.

               9.11.6 Neither Nu Skin Enterprises nor the Stockholders shall enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding that would adversely affect the other party for such year or a subsequent year without the written consent of the other party, which consent may not be unreasonably withheld. Nu Skin Enterprises and the Stockholders agree to cooperate, and Nu Skin Enterprises agrees to cause each Merged Entity to cooperate, in the defense against or compromise of any claim in any audit or proceeding.

               9.11.7 Payment by the  Stockholders of any amounts due under this
Section 9.11 in respect of Taxes shall be made (i) at least three (3) business days before the due date of the applicable estimated or final Tax Return required to be filed by Nu Skin Enterprises on which is required to be reported income for a period ending after the applicable Closing Date for which the Stockholders are responsible under Sections 9.11.1 and 9.11.2 above without regard to whether the Tax Return shows overall net income or loss for such period, and (ii) within three (3) business days following an agreement between the Stockholders and Nu Skin Enterprises or a Merged Entity that an indemnity amount is payable, an assessment of a Tax by a taxing authority, or a "determination" as defined in Section 1313(a) of the Code. If Liability under this Section 9.11 is in respect of costs or expenses other than Taxes, payment by the Stockholders of any amounts due under this Section 9.11 shall be made within five (5) business days after the date when the Stockholders have been notified by Nu Skin Enterprises or a Merged Entity that the Stockholders have Liability for a determinable amount under this Section 9.11 and are provided with calculations or other materials supporting such Liability.

               9.11.8 The Stockholders shall be liable for and shall hold Nu Skin Enterprises and the Merged Entities harmless against any real property transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes that become payable in connection with the transactions contemplated by this Agreement, and shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the applicable Closing Date in accordance with any available pre-sale filing procedure. Nu Skin Enterprises and the Merged Entities shall execute and deliver all instruments and certificates necessary to enable the Stockholders to comply with the foregoing.

               9.11.9 Nu Skin Enterprises or the Merged Entities shall, upon actual realization, refund to the Stockholders any Tax benefit that it realizes for a period or portion thereof beginning after the Closing Date (a "Post
Closing Date Tax Benefit") that arose in connection with any underlying adjustment that resulted in a payment by the Stockholders to, or on behalf of, Nu Skin Enterprises or any Merged Entity under Section 9.11.1 above or a payment made by the Stockholders to any Tax authority (such as a timing adjustment resulting in a Tax deduction for any Merged Entity for a period after the applicable Closing Date), provided that such payment shall not exceed the related payment actually made by the Stockholders. A Post-Closing Date Tax Benefit will be considered to be actually realized for purposes of this Section
9.11.9 at the time that it is reflected on a Tax Return of Nu Skin Enterprises or any Merged Entity; provided, however, that if Nu Skin Enterprises or such Merged Entity makes a payment to the Stockholders for such a Post-Closing Date Tax Benefit that is disallowed or reduced (or Nu Skin Enterprises or any Merged Entity does not actually realize such Post-Closing Date Tax Benefit), then the Stockholders shall refund such payment to Nu Skin Enterprises or such Merged Entity plus interest at the rate for Tax underpayments prescribed in Section 6621(a)(2) of the Code and similar provisions under state or local law.

               9.11.10 The Stockholders and Nu Skin Enterprises agree to treat all payments made by either of them to or for the benefit of the other (including any payments to any Merged Entity) under this Section 9.11, or under any other indemnity provision of this Agreement and for any misrepresentations or breaches of warranties or covenants, as adjustments to the merger consideration for the respective Merger or as capital contributions for Tax purposes and such treatment shall govern for purposes hereof except to the extent that the laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-Tax basis.

               9.11.11 From and after the date hereof, the Stockholders shall not amend, or agree to any adjustment to, any Tax Returns without the prior written consent of Nu Skin Enterprises, which consent shall not unreasonably be withheld.

               9.11.12 Except as otherwise provided in Section 9.11.13 below, Nu Skin Enterprises shall prepare (or cause to be prepared) all Tax Returns of the Merged Entities for any taxable year ending after the applicable Closing Dates. At least forty-five (45) days (taking into account any available extension) prior to the due date for filing each of such Tax Returns with respect to a taxable year or period that includes the applicable Closing Date, Nu Skin Enterprises shall furnish the Stockholders with a copy of such draft Tax Return. If the parties cannot reach an agreement with respect to any return so furnished within twenty (20) days of the due date for filing such Tax Return, the disagreement shall be referred for resolution (within a reasonable time, taking into account the deadline for filing such Tax Return) to an independent accounting firm designated by Nu Skin Enterprises (the "Independent Accounting Firm"). The resolution of the Independent Accounting Firm shall be final and binding on both parties without any further adjustment. The draft Tax Return shall be amended to reflect the resolution of the Independent Accounting Firm, and, once amended, shall be final and binding on both parties without any further adjustment. The costs, expenses, and fees of the Independent Accounting Firm shall be borne equally by the Stockholders (as a group) and Nu Skin Enterprises. Once such Tax Return is final, Nu Skin Enterprises shall timely file (or cause to be timely filed) such Tax Return with the applicable taxing authority.

               9.11.13 The Stockholders shall prepare (or cause to be prepared) all Tax Returns of any Merged Entity required to be filed by such Merged Entity for any taxable year ended on or prior to the applicable Closing Date in a manner consistent with past practices of such Merged Entity.

               9.11.14 Such Merged Entity and the Stockholders will not revoke any Merged Entities' election to be taxed as an "S Corporation" as defined in
Section 1361 of the Code. The Merged Entities and the Stockholders will not take or allow any action (other than the Mergers contemplated herein and the Stockholders will not take or allow any action (other than the Mergers contemplated herein pursuant to this Agreement) that would result in the termination of any Merged Entities' status as an "S Corporation" defined in
Section 1361 of the Code.

               9.11.15 Notwithstanding any provision in this Agreement to the contrary, the obligations of the Stockholders to indemnify and hold harmless Nu Skin Enterprises and the Merged Entity pursuant to this Section 9.11 and the representations and warranties contained in Section 4.12, shall terminate at the close of business on the one-hundred-twentieth (120th) day following the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

               9.11.16 From and after the date of this Agreement, the Stockholders shall not without the prior written consent of Nu Skin Enterprises (which may, in its sole and absolute discretion, withhold such consent) make, or cause or permit to be made, any Tax election that would affect any Merged Entity.

               9.11.17 Nu Skin Enterprises, the Merged Entities and the Stockholders shall each be entitled to recover professional fees and related costs that they may reasonably incur to enforce the provisions of this Section 9.11.

               9.11.18 The parties understand, acknowledge, and agree that the S Corporation election of Nu Skin Canada will be terminated in connection with the Canada Merger and that Nu Skin Canada will distribute to its stockholders all previously taxed earnings prior to the Closing of the Canada Merger and the termination of its S Corporation election, which distribution will be evidenced by the issuance of adjustable promissory notes in favor of the Nu Skin Canada stockholders that will be repaid upon Nu Skin Canada ascertaining the actual amount of the total previously taxed earnings to be so distributed.

        9.12 Limitations on Indemnification. Except for claims for breach of the representations and warranties contained in Section 9.13.1 and 9.13.3 below and except for claims based upon fraud, any claim brought by Nu Skin Enterprises or any Merged Entity hereunder shall be subject to the restrictions and limitations set forth in Indemnification Limitation Agreement, as amended by the First Amendment to Indemnification Limitation Agreement, copies of which are attached hereto in Exhibit "H".

        9.13 Representations and Warranties of the Stockholders. Each of the Stockholders hereby jointly and severally represents and warrants to Nu Skin Enterprises and the Merger Subs that the statements contained in this Section
9.13 are correct and complete as of the date of this Agreement and will be true and correct as of the Effective Time of the respective Mergers (as though made then and as though such Effective Time were substituted for the date of this Agreement throughout this Section 9.13).

               9.13.1 Such Stockholder has the legal capacity and all necessary right, power and authority to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby without any consent, approval, power, authority or participation of or from his spouse, partner or other Affiliate.

               9.13.2 This Agreement has been duly and validly executed and delivered by him or her and constitutes his or her legal, valid and binding agreement and obligation enforceable against him or her in accordance with its terms.

               9.13.3 Such Stockholder has good and marketable title to his or her shares in each Merged Entity free and clear of all liens, claims, encumbrances and restrictions.

               9.13.4 The execution, delivery and performance by him or her of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to him or her or any of his or her properties; (ii) conflict with, or result in the breach or termination of any provision of or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation, or loss of any benefit to which he or she is entitled under any provision of any agreement, contract, license or other instrument binding upon him or any of his properties, or allow the acceleration of the performance of, any of his or her obligations under any indenture, mortgage, deed of trust, lease, license, contract, instrument, or other agreement to which he or she is a party or by which he or she or any of his or her properties is subject or bound; or (iii) result in the creation or imposition of any liens, security interests, pledges, mortgages, encumbrances, or claims of third-parties on any of his or her assets, except in the case of clauses (i), (ii), and (iii) for any such contraventions, conflicts, violations, breaches, terminations, defaults, cancellations, losses, accelerations, and liens that would not individually or in the aggregate materially interfere with the consummation of the transactions contemplated by this Agreement.

               9.13.5 The execution, delivery and performance by him or her of this Agreement and the consummation of the transactions contemplated hereby by him or her require no action by or in respect of, or filing with, any governmental body, agency, official, or authority.

               9.13.6 There is no action, suit, claim, investigation, or proceeding (or, to his or her Knowledge, any basis for any Person to assert any claim likely to result in Liability or any other adverse determination) pending against, or to his or her Knowledge, threatened against or affecting his or her properties before any court or arbitrator or any administrative, regulatory, or governmental body, or any agency or official that in any manner challenges or seeks to prevent, enjoin, alter, or delay the transactions contemplated hereby. As of the date hereof, neither the Stockholder nor his or her properties is subject to any order, writ, judgment, injunction, decree, determination, or award that would prevent or delay the consummation of the transactions contemplated hereby. In addition, such Stockholder has no action, suit, claim, investigation, or proceeding pending (nor has such Stockholder threatened any such action, suit, claim, investigation, or proceeding) against any of the Merged Entities, nor does such Stockholder have any basis to assert any action, suit, or claim against any of the Merged Entities.

               9.13.7 The representations and warranties of the Merged Entities set forth in Section 4 above (the "Company Representations") that are qualified as to materiality are true and correct and the Company Representations that are not so qualified are true and correct in all material respects, in each case, as of the date of this Agreement and as of the Effective Time of each respective Merger as though newly made at and as of that time.

               9.13.8 Each of the Stockholders has received and is in possession of all reports and documents filed by Nu Skin Enterprises with the Securities and Exchange Commission and has reviewed such filings and such other information regarding Nu Skin Enterprises and its business and business plan as he or she deems relevant to make an informed decision to approve the respective Mergers. Each of the Stockholders with their respective legal, tax, and financial advisers has investigated Nu Skin Enterprises and its business and has negotiated the transactions contemplated herein and has independently determined to approve the Mergers. Such Stockholder alone, or with the assistance of his or her respective legal, tax, and financial advisers, is knowledgeable and experienced in financial and business matters and is capable of making an informed decision to approve the Mergers. No representation is being or has been made by Nu Skin Enterprises or its advisers to any Stockholder regarding the tax or other effects to him or her of the transactions contemplated herein.

               9.13.9 The Stockholders shall bear full responsibility for the payment of any and all Taxes that are owed by them. To each Stockholder's Knowledge, there are no audits, inquiries, investigations, or examinations relating to any of the Stockholder Tax Returns pending, and there are no claims that have been asserted relating to any of the Stockholder Tax Returns that, if determined adversely, would result in the assertion by any authority of any Tax deficiency against the Stockholders. There have been no waivers or extensions of statutes of limitations by the Stockholders relating to any of the Stockholder Tax Returns.

        9.14 Stockholders' Release. Each of the Stockholders, for himself or herself and his or her heirs, successors, and assigns, does hereby unconditionally and irrevocably waive, release, and forever discharge Nu Skin Enterprises and its Subsidiaries (including, without limitation, each of the Merged Entities), and each of their respective officers, directors, employees, heirs, successors, and assigns (collectively, the "Released Parties"), from any and all claims, liabilities, and obligations, whether known or unknown, owing to each of them or any of them and their respective heirs, legal representatives, successors, and assigns arising out of the ownership, business, or operations of any of the Merged Entities, other than claims, liabilities, and obligations for which indemnification or contribution would be provided to such Stockholder pursuant to the terms of the Certificate or Articles of Incorporation and/or Bylaws (or equivalent organizational documents) of the respective Merged Entity, as the same existed immediately prior to the date hereof, or pursuant to applicable law by reason of such Stockholder having been a director or officer of the Merged Entity, as the case may be.

        9.15 Survival of Representations and Warranties. Except as otherwise provided herein, all of the representations and warranties of the Parties contained in this Agreement shall be true as of the date of this Agreement and as of each Closing Date and shall survive the Effective Time and Closing Dates of the respective Mergers (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of the Effective Time) and shall continue in full force and effect until the fourth anniversary of the applicable Closing Date.
        9.16 Guatemalan Legal Opinion. The Stockholders shall take all steps necessary to cause to be delivered to Nu Skin Enterprises within ten (10) days after the Guatemala Closing Date a legal opinion of Rodriquez, Archila, Castellanos, Solares Y Aguilar, Guatemalan counsel to Nu Skin Guatemala, S.A., in form reasonably satisfactory to Nu Skin Enterprises regarding the legality and effectiveness of the transfers of capital stock contemplated by Section 2.2 above.

                                   SECTION 10

                                  MISCELLANEOUS

10.     Miscellaneous.

        10.1 Press Releases and Public Announcements. Nu Skin Enterprises may issue press releases or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Parties. No Stockholder shall issue any press release regarding this Agreement or the subject matter hereof.

        10.2 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

        10.3 Entire Agreement. This Agreement (including the documents referred to herein) and all Exhibits and Schedules attached hereto constitute the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between or among the Parties (whether written or oral), to the extent they related in any way to the subject matter hereof.

        10.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that each Merger Sub and Nu Skin Enterprises may (i) assign any or all of its or their rights and interests hereunder to one or more of their Affiliates and (ii) designate one or more of its or their Affiliates to perform its obligations hereunder (in any or all of which cases Nu Skin Enterprises nonetheless shall remain responsible for the performance of all of its obligations hereunder).

        10.5 Counterparts. This Agreement may be executed by facsimile and in counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

        10.6 Headings. The Section and subsection headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        10.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two (2) business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient, as set forth below:

   If to a Merged Entity:                 with a copy to:

   c/o Keith R. Halls                     Holland & Hart, LLP
   75 West Center                         215 South State Street, Suite 500
   Provo, Utah 84601                      Salt Lake City, Utah  84111
   Fax No.:  (801) 345-5999               Attention:  David R. Rudd, Esq.
   E-Mail Address:  njohns@nuskin.com     Fax No.:  (801) 364-9124
                                          E-Mail Address:  drudd@hollandhart.com

   If to a Merger Sub or
   Nu Skin Enterprises:                   with a copy to:

   Nu Skin Enterprises, Inc.              LeBoeuf, Lamb, Greene & MacRae, L.L.P.
   75 West Center Street                  136 South Main Street, Suite 1000
   Provo, Utah 84061                      Salt Lake City, Utah 84101-1685
   Attention:  M. Truman Hunt, Esq.       Attention: Nolan S. Taylor, Esq.
   Fax No.:  (801) 345-3099               Fax No.:  (801) 359-8256
   E-Mail Address:  mhunt@nuskin.net      E-Mail Address:  ntaylor@llgm.com

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient or receipt is confirmed electronically or by return mail. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in any manner herein set forth.

        10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Utah without giving effect to any choice or conflict of law provision or rule (whether of the State of Utah or of any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah.

        10.9 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties.

        10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In addition, with respect to the non-competition provisions set forth in Section 9.6 above, if any term or provision thereof is held to be invalid or unenforceable for any reason whatsoever, the remaining terms and provisions of Section 9.6 above shall nevertheless remain valid and enforceable, and the court making such determination shall modify the terms and provisions held to be invalid or unenforceable so as to preserve the validity and enforceability of this Agreement to the maximum extent permitted by applicable law.

        10.11 Expenses. Nu Skin Enterprises shall pay all costs and expenses (including, but not limited to, legal and accounting fees and expenses) incurred by it or by any of the Merger Subs with respect to or in connection with the transactions contemplated herein. The Stockholders shall pay all costs and expenses (including, but not limited to, legal and accounting fees and expenses) incurred by them or by any of the Merged Entities with respect to or in connection with the transactions contemplated herein, and no such costs or expenses will be billed to or allowed to become an obligation of any of the Merged Entities. Each Merged Entity also agrees that it has not paid any amount to any Third-Party, and will not pay any amount to any Third-Party with respect to any of the costs and expenses it incurs (including any of its legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby. Notwithstanding the foregoing, Nu Skin Enterprises, on the one hand, and the respective Merged Entity, on the other hand, will share equally any fee paid in connection with the transfer or reissuance of any permit, license, certificate, approval, or authority used in such Merged Entity's business.

        10.12 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including without limitation." Nothing in the Merged Entities Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Merged Entities Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty related to the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

        10.13 Incorporation of Recitals, Exhibits, and Schedules. The above Recitals and all Exhibits and Schedules identified in or attached to this Agreement are deemed to be incorporated herein by reference and to be a part hereof.

        10.14 Specific Performance. Each Party acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Parties shall be entitled, without the necessity of posting a bond or showing actual damages, to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10.15 below), in addition to any other remedy to which it may be entitled, at law or in equity.


        10.15 Submission to Jurisdiction. Each Party submits to the jurisdiction and venue of any state or federal court sitting in Salt Lake City or Provo, Utah, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each Party waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

        10.16 Recovery of Litigation Costs. If any legal action or other proceedings is or are brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing Party or Parties shall be entitled to recover reasonable attorneys fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Parties have caused this Agreement and Plan of Merger to be signed as of the day and year first above written.


NU SKIN ENTERPRISES, INC.                          NU FAMILY BENEFITS INSURANCE
                                                   BROKERAGE, INC.

By:   /s/ M. Truman Hunt                           By:   /s/ Blake M. Roney
Its:                                               Its:

NSC SUB, INC.                                      /s/ Blake M. Roney
                                                   Blake M. Roney
By:   /s/ M. Truman Hunt
Its:                                               /s/ Nedra Dee Roney
                                                   Nedra Dee Roney
NSG SUB, INC.
                                                   /s/ Sandra N. Tillotson
By:   /s/ M. Truman Hunt                           Sandra N. Tillotson
Its:
                                                   /s/ R. Craig Bryson
NSM SUB, INC.                                      R. Craig Bryson

By:   /s/ M. Truman Hunt                           /s/ Craig S. Tillotson
Its:                                               Craig S. Tillotson

NFB SUB, INC.                                      /s/ Steven J. Lund
                                                   Steven J. Lund
By:   /s/ M. Truman Hunt
Its:                                               /s/ Keith R. Halls
                                                   Keith R. Halls
NU SKIN CANADA, INC.
                                                   /s/ Anna Lisa Massaro Halls
By:    /s/ Blake M. Roney                          Anna Lisa Massaro Halls
Its:
                                                   /s/ Brooke B. Roney
NU SKIN GUATEMALA, INC.                            Brooke B. Roney

By:     /s/ Blake M. Roney                         /s/ Kirk V. Roney
Its:                                               Kirk V. Roney

NU SKIN MEXICO, INC.                               /s/ Rick A. Roney
                                                   Rick A. Roney
By:     /s/ Blake M. Roney
Its:

NU SKIN GUATEMALA, S.A.

By:     /s/ Blake M. Roney
Its:

NU SKIN MEXICO, S.A. de C.V.

By:     /s/ Blake M. Roney
Its:

NU SKIN USA, INC.1

By:
Its:



                        [Schedules and Exhibits Omitted]
















--------
        1 Executed solely for purposes of Section 9.6 above.